SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule  14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        ELECTRONICS COMMUNICATIONS CORP.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction  computed pursuant to
   Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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   5) Total fee paid:
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|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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


                        ELECTRONICS COMMUNICATIONS CORP.
                 425 Broad Hollow Road, Melville, New York 11747
                                  516-501-0466
                               ------------------

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 28, 1998
                               ------------------


     A special meeting in lieu of annual meeting of stockholders of Electronics Communications Corp., a Delaware corporation (the "Company") will be held at the Wyndham Wind Watch Hotel, 1717 Vanderbilt Motor Parkway, Hauppauge, Long Island, New York 11788, on Thursday, May 28, 1998 at 1:00 P.M. local time, for the following purposes:

     1. To elect a four (4) member Board of Directors to serve until the next annual meeting of stockholders of the Company and until their successors are duly elected and shall qualify (Proposal One).

     2. To amend the Company's Certificate of Incorporation (the "Certificate of Incorporation") to change the Company's name to "Northeast Digital Networks, Inc." (Proposal Two).

     3. To amend the Certificate of Incorporation to limit the liability of a director for monetary damages to the Company or its stockholders for breach of fiduciary duty, to liability (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations by the director of the provisions of Delaware law concerning unlawful stock purchases or redemptions and the unlawful payment of dividends, and (iv) for any transaction from which the director derived an improper personal benefit (Proposal Three).

     4. To amend the Certificate of Incorporation to ratify the change in the par value of the Common Stock from $.05 par value to $.60 par value and in connection therewith, to ratify the one-for-twelve reverse stock split of the Common Stock authorized by the Board of Directors effective July 31, 1997 (Proposal Four).

     5. To approve the Company's October 30, 1997 Stock Option Plan which provides for the grant of options to officers, directors and key employees with respect to a maximum 1,000,000 shares of Common Stock, $.60 par value (Proposal Five).

     6. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Pursuant to the provisions of the By-Laws, the Board of Directors has fixed the close of business on Wednesday April 22, 1998 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at the meeting or any adjournment thereof.

     Stockholders who do not expect to be present in person at the meeting are urged to date and sign the enclosed proxy and promptly mail it in the accompanying postage-paid envelope.



                                        By Order of the Board of Directors
                                        Joseph A. Rosio
                                        President


Dated: April 24, 1998

     PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING BUT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                        ELECTRONICS COMMUNICATIONS CORP.
                 425 Broad Hollow Road, Melville, New York 11747
                                  516-501-0466
                            -----------------------
                                 PROXY STATEMENT
                            -----------------------

            Special Meeting in Lieu of Annual Meeting of Stockholders
                                  May 28, 1998
                             -----------------------


     This Proxy Statement of Electronics Communications Corp., a Delaware corporation (the "Company") is first being mailed to Stockholders on or about April 28, 1998 in connection with the solicitation of proxies by the Company's Board of Directors to be used at the Special Meeting in Lieu of Annual Meeting of Stockholders of the Company to be held on Thursday, May 28, 1998 at 1:00 P.M. (local time) at the Wyndham Wind Watch Hotel, 1717 Vanderbilt Motor Parkway, Hauppauge, Long Island, New York 11788. Accompanying this Proxy Statement is a Notice of Special Meeting in Lieu of Annual Meeting of Stockholders, a form of Proxy, a copy of the Company's 1996 Annual Report containing financial statements and related data, and a copy of the Company's quarterly report on Form 10QSB for the quarter ended December 31, 1997 also containing financial statements for the nine months then ended.

     All proxies which are properly filled in, signed and returned to the Company prior to or at the Meeting will be voted in accordance with the instructions thereon. A proxy may be revoked by any stockholder giving the same prior to the exercise thereof by: (a) written notice delivered to the Company's principal offices prior to the commencement of the Meeting, (b) providing a signed proxy bearing a later date, or (c) appearing in person and voting at the Meeting. The Company intends to vote executed but unmarked proxies in favor of Proposals One, Two, Three, Four and Five. Broker non-votes will be counted for purposes of determining a quorum but otherwise will be considered not represented with regard to voting on any matter with respect to which there is a broker non-vote. The Board has fixed the close of business on Wednesday, April 22, 1998 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the meeting or any adjournment thereof.

     The expenses of preparing, assembling, printing and mailing the form of proxy and the material used in solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no additional compensation therefor) to solicit proxies personally, and by telephone. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and will reimburse such persons for their services in doing so. The cost of such additional solicitation incurred otherwise than by use of the mails is estimated not to exceed $5,000.


Vote Required, Principal Stockholders and Stockholdings of Management

     The Board of Directors has fixed the close of business on Wednesday, April 22, 1998 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the meeting or any adjournment thereof. At the record date, the Company had 5,908,223 shares of its Common Stock, $.60 par value (the "Common Stock") outstanding, the holders of which are each entitled to one vote per share. The presence in person or by proxy of at least a majority of the outstanding Common Stock of the Company is necessary to constitute a quorum at the meeting. Election of directors (Proposal One) requires the affirmative vote of a majority of the votes cast by the holders of Common Stock present in person or by proxy at the meeting. Approval of each of the amendments to the Certificate of Incorporation (i) to change the Company's name (Proposal
Two), (ii) to limit director liability (Proposal Three) and (iii) to ratify the change in the par value of the Common Stock as well as the one-for-twelve reverse stock split (Proposal Four), and approval of the October 30, 1997 Stock Option Plan (Proposal Five), require the affirmative vote of a majority of the outstanding Common Stock.

     Unless otherwise indicated, all share and per share information contained in this Proxy Statement gives effect to the one-for-twelve reverse split of the Company's Common Stock effected July 31, 1997. In addition, unless otherwise indicated, actual prices for the Company's Common Stock and the Common Stock exercise purchase prices for the Company's Class A Warrants, Class B Warrants and stock options have been adjusted throughout this Proxy Statement by multiplying the actual prices and/or exercise prices for periods prior to July 31, 1997 by 12. No assurance can be given that the actual prices for the Common Stock during such pre-split periods would have approximated such adjusted prices if the one-for-twelve reverse stock split had been effectuated at such times.

     The following table sets forth, as of April 22, 1998, the number of shares of Common Stock owned beneficially to the knowledge of the Company by each beneficial owner of more than 5% of the outstanding Common Stock, by each director and by all officers and directors of the Company as a group. The percentages have been calculated on the basis of treating as outstanding for purposes of computing the percentage ownership of a particular individual, all shares of Common Stock outstanding as of such date and all shares of Common Stock issuable to such individual in the event of exercise of outstanding options owned by such holder at such date which are exercisable within 60 days of such date. Except as indicated in the footnote to the table, each individual is the sole beneficial owner with sole voting rights and investment power with respect to the shares set forth opposite his name (except for shares issuable upon exercise of his options, none of which have been exercised).

                                                                      Amount and Nature of          Percent
         Name and Address of Beneficial Owner                        Beneficially Ownership        of Class
         -------------------------------                              --------------------         --------
         Directors*
         Joseph A. Rosio ............................................    368,817shs(1)                5.9%
         John P. Cassella ...........................................     33,334shs(2)                1.0%
         Christopher J. Garcia ......................................         -0-(3)                    --
         Mal Gurian .................................................     45,000shs(4)                1.0%
         All executive officers and directors as a group
         (four persons) .............................................    447,151shs(1)(2)(3)(4)       7.0%

         Other
         Marotta Group Ltd. .........................................    312,985shs                   5.3%
         c/o Mintz & Gold LLP
         444 Park Avenue South
         New York, New York 10016

----------
*The address of each  executive  officer and  director is c/o the  Company,  425
Broad Hollow Road, Melville, New York 11747.

 (1) Includes 300,000 shares of Common Stock purchasable upon exercise of non-qualified options at exercise prices ranging from $1.453125 to $2.00 per share and 68,817 shares purchasable upon exercise of incentive stock options at an exercise price of $1.453125 per share. Does not include an additional aggregate 131,183 shares purchasable upon exercise of incentive stock options at an exercise price of $1.453125 per share, which options are first exercisable in 1999 (68,817 shares) and in 2000 (62,366 shares). All of these options have been granted pursuant to the October 30, 1997 Stock Option Plan and are subject to stockholder approval of the Plan. See "Stock Options" and Proposal Five.

 (2) Includes 33,334 shares of Common Stock purchasable upon exercise of non-qualified options at an exercise price of $1.453125 per share. Does not include 33,333 shares purchasable commencing November 1, 1998, or an additional 33,333 shares purchasable commencing November 1, 1999 upon exercise of non-qualified options at an exercise price of $1.453125 per share. All of these options have been granted pursuant to the October 30, 1997 Stock Option Plan and are subject to stockholder approval of the Plan. See "Stock Options" and Proposal Five.

 (3) Mr. Garcia has been granted incentive stock options exercisable to purchase an aggregate 100,000 shares of Common Stock at an exercise price of $2.109375 per share. These options are first exercisable in 1999 (with respect to 47,407 shares), in 2000 (with respect to an additional 47,407 shares) and in 2001 (with respect to the balance). They were granted pursuant to the October 30, 1997 Stock Option Plan and are subject to stockholder approval of the Plan. See "Stock Options" and Proposal Five.

 (4) These 45,000 shares of Common Stock are purchasable upon exercise of non-qualified options at an exercise price of $1.453125 per share. These options were granted pursuant to the October 30, 1997 Stock Option Plan and are subject to stockholder approval of the Plan. See "Stock Options" and Proposal Five.

                        ACTION TO BE TAKEN AT THE MEETING


                              ELECTION OF DIRECTORS
                                 (Proposal One)

     Four directors of the Company are to be elected at the meeting, each to serve until the next Annual Meeting and until his successor is elected and qualifies. The shares represented by proxies will be voted in favor of the election as directors of the persons named below who are nominees for election and authority to vote for the election of directors shall be deemed granted unless specifically withheld. Management has no reason to believe that any of the nominees for the office of director will not be available for election as a director. However, should any of them become unwilling or unable to accept nomination for election, it is intended that the individuals named in the enclosed proxy may vote for the election of such other person as Management may recommend. The Company does not have a nominating committee. During the twelve month period ended December 31, 1997, the Company's board of directors held a total of seven meetings.


Nominees for Election as Directors

                                                          Director
Nominee                                    Age              Since            Position with Company
--------                                  ----             -------           --------------------
Joseph A. Rosio                            35               1997             Chairman of the Board,
                                                                             President, Chief Executive
                                                                             Officer and Director

Christopher J. Garcia(a)                   30               1998             Treasurer, Chief Financial
                                                                             Officer, Secretary and Director

John P. Cassella(a)                        38               1997             Director

Mal Gurian(a)                              71               1995             Director

----------
(a) Member of the Audit Committee.

     The Audit Committee, established in February 1998, confers with the Company's auditors and reviews, evaluates and advises the Board of Directors concerning the adequacy of the Company's accounting systems, its financial reporting practices, the maintenance of its books and records and its internal controls. In addition, the Audit Committee reviews the scope of the audit of the Company's financial statements and the results thereof.

     The Company does not have an Executive Committee. The term of office of each director expires at the next annual meeting of stockholders and when his successor is elected and qualified. The term of office of each executive officer expires at the next organizational meeting of the board of directors following the next annual meeting of stockholders and when his successor is elected and qualified.

     The following is a brief account of the business experience of each nominee for director of the Company.

     Joseph A. Rosio is a graduate of Pace University with a Bachelor of Science degree in accounting (1986). He became duly licensed by New York State as a certified public accountant in December 1989. From 1986 through 1988, Mr. Rosio was employed as an assistant accountant and then as a senior accountant by Arthur Andersen & Co. in New York City. From June 1988 through 1990, he was a financial reporting analyst and then a senior analyst at Reliance Group Holdings Inc., a holding company with interests in property, casualty, life and title insurance companies, and other diversified investments. From July 1990 through 1992, Mr. Rosio was a senior accountant in the Emerging Business Group of Ernst & Young in New York City. From July 1992 through 1996, Mr. Rosio was initially, assistant to the chief financial officer of Troster Singer, a division of the securities trading firm of Spear Leeds & Kellogg and subsequently became a trader, conducting market making activities for Troster Singer. From August 1996 through August 1997, Mr. Rosio was a senior trader conducting market making activities for the securities trading firm of Knight Securities LP in Jersey City, New Jersey. Mr. Rosio subsequently rendered general business consulting services until he became the president and chief executive officer of the Company in October 1997.

     Christopher J. Garcia is a graduate of St. John's University with a Bachelor of Science degree in accounting (1989) and of Boston College Law School with a J.D. degree (1996). He became duly licensed by New York State as a certified public accountant in November 1991 and was admitted to the Connecticut Bar in 1996. Mr. Garcia was employed as a senior accountant at Ernst & Young in New York City from 1989 through 1992 and through 1993 as an auditor by Time Warner. In 1996 and 1997, he was an associate at the Hartford, Connecticut law firm of Murtha, Cullina, Richter and Pinney. Mr. Garcia became the treasurer, chief financial officer, secretary and a director of the Company in early 1998.

     From 1982 through the present, John P. Cassella has been employed by the Nortel Division of Northern Telecom Corporation, a manufacturer and provider of telecommunications products and services and since May 1997, by the successor in interest to the Nortel Division's business, Wiltel Communications, LLC. From 1982 through 1992, Mr. Cassella was a technician, then a supervisor and finally the Branch Manager of the New York City office of the Nortel Division. In 1992, Mr. Cassella became the customer support center director and in 1994 the National Service Director for the Nortel Division, employed at its Rocky Hill, Connecticut headquarters. In May 1997, Wiltel Communications, LLC succeeded to the business of the Nortel Division and Mr. Cassella now serves at such Rocky Hill, Connecticut location as National Service Director for Wiltel. Mr. Cassella was elected as a director of the Company in October 1997. He is not actively engaged in the business of the Company.

     From January 1995 to the present, Mal Gurian has been Chairman of the Board of Authentix Network, Inc., provider of subscriber authentication for cellular telephone carriers, with principal offices in Tucson, Arizona. Mr. Gurian began his career as the Vice President of Radio Telephone Corporation in 1960. He then became Senior Vice President of Aerotron Inc., a Siemens Company. In 1980, three years before the launch of the first commercial cellular service in the U.S., Mr. Gurian was recruited by OKI Electric Industries Company of Japan to start and build OKI Telecom, that company's Cellular Telephone Division. While
President and a member of the Board of Directors of OKI Telecom's Cellular Telephone Division, the world's first manufacturer of a cellular telephone, Mal Gurian was responsible for OKI receiving the first FCC type certification for a cellular telephone. Following their divestiture by AT&T, Mr. Gurian was instrumental in negotiating for OKI, private label contracts with the seven Regional Bell Operating Companies. Under Mr. Gurian's leadership, OKI Telecom quickly became one of the two major manufacturers of cellular phones for the U.S. market. Also under Mr. Gurian's leadership, the company successfully introduced and marketed several new products, including the first briefcase portable cellular telephone, the OKI/Chrysler "Visor Phone" and OKI's credit card "Swipe" Telephone. After leaving OKI in 1987, Mr. Gurian served as President of Cartell, Inc. in Detroit and Cellcom Cellular Corporation in New Jersey until late 1991. Mr. Gurian served as Chief Executive Officer and a Director of Universal Cellular Corporation in early 1992. Mr. Gurian has developed strong relationships with most of the major cellular carriers and is frequently consulted by key industry leaders in important issues affecting the industry. Mr. Gurian serves as a moderator and speaker in numerous industry conventions and forums. Mr. Gurian has served as an advisor to many major companies including OKI, Sony, TRW and the Communications Division of Murata as a corporate and strategic consultant. He has served as an Arbitrator for the American Arbitration Association. Mr. Gurian is a recipient of the "Sarnoff Citation" from the Radio Club of America in addition to the "Special Service Award" and the "Fred Link Mobile Award." He also received the "Chairman's Award," the highest recognition bestowed by the National Association of Business and Educational Radio (NABER), Washington, D.C. (now known as "PCIA") and has served as a Director of that organization. He is currently a Fellow and President Emeritus of the Radio Club of America and has served that organization as a Director from 1977 to 1980, Vice President from 1980 to 1992, Executive Vice President in 1993 and President in 1994. Mr. Gurian is a 1995 recipient of an honorary degree of the Popov Scientific Society from the St. Petersburg Electrotechnical University in St. Petersburg, Russia. He is a veteran of World War II having served in the U.S. Marine Corps where he participated in seven major South Pacific Campaigns; and he is listed in Marquis "Who's Who in America" and "Who's Who in the World." Mr. Gurian was elected as a director of the Company in March 1995. He is not actively engaged in the business of the Company.


Compliance with Section 16 (a) of the Exchange Act

     Based solely upon a review of Forms 3 and 4 and on representations made, the Company believes that with respect to the twelve-month period ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10% of its equity securities were timely complied with except that Joseph A. Rosio and John P. Cassella, who were elected directors on October 8, 1997, filed their Form 3s on November 10, 1997.


                  INFORMATION REGARDING EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation paid or accrued by the Company during the three calendar years ended December 31, 1996 to its Chief Executive Officer as well as to any other executive officer of the Company or a subsidiary who earned at least $100,000 during calendar year 1996.


                                                SUMMARY COMPENSATION TABLE
                                                        (1994-1996)

                                                                          Long-Term Compensation
                                                                        -------------------------
                                            Annual Compensation              Awards       Payouts
                                   ------------------------------------ ----------------  -------
                                                                        Restricted
Name and                                                   Other Annual    Stock Options/  LTIP     All other
Principal Position         Year     Salary     Bonus       Compensation  Award(s)  SARs   Payouts Compensation
----------------           ----     ------     ------      ------------  -------- ------- ------- ------------
                                     (1)         (2)            (3)         ($)             ($)       ($)
William S. Taylor*         1996     $150,000    --            $4,065       --      --      --      (4)(5)(6)
  President, CEO           1995     $166,641   $67,500        $6,132       --      --      --      (5)
  and Chairman of          1994     $ 83,212   $50,000        $3,800       --      --      --      (5)
  the Board(7)

Les Winder                 1996     $137,500    --            $2,225       --      --      --      (4)(5)(6)
  Executive Vice           1995     $117,245   $42,500        $2,778       --      --      --      (5)
  President and            1994     $ 70,786   $50,000        $2,275       --      --      --      (5)
  Treasurer, Director(8)

Brenda Taylor*             1996     $ 75,000    --            $1,557       --      --      --      (4)(5)(6)
  Secretary and            1995     $ 38,278    --             $ 779       --      --      --      (5)
  Director                 1994     $ 36,173    --             $-0-        --      --      --      (5)

Robert DePalo              1996     $ 75,000    --             $-0-        --      --      --      (4)(5)(6)
  Director, Finance        1995     $-0-        --             $-0-        --      --      --      (5)
                           1994     $-0-        --             $-0-        --      --      --      (5)

----------
   *  William S. Taylor is Brenda Taylor's son.

 (1) On September 12, 1996, the Board approved a 20% increase in the annual compensation of Messrs. Taylor and Winder, effective December 1, 1996. Messrs. Taylor and Winder agreed to defer such increases, subject to accrual, until an improvement in the Company's cash flow. All rights to these increases have been waived. See "Settlements with Prior Management."

 (2) The payment of bonuses to Messrs. Taylor and Winder for 1994 and 1995 was deferred until an improvement in the Company's cash flow. No payments on account of these bonuses were made. All rights to these bonuses have been waived. See "Settlements with Prior Management."

 (3) Messrs. Taylor and Winder and Mrs. Taylor were also entitled to certain fringe benefits in connection with their employment including an automobile allowance and medical insurance benefits. The amount listed in this column reflects the aggregate value of such fringe benefits for the applicable period.

 (4) On June 3, 1996, subject to certain conditions, the Board of Directors of the Company authorized the issuance to officers and directors of the Company of Class A Warrants, exercisable to purchase an aggregate 191,667 shares of Common Stock, at an exercise price of $60 per share (reduced to $27 per share on December 24, 1996 and further reduced to $2.25 per share effective September 16, 1997), as compensation for certain loans and guarantees made by Brenda Taylor and Messrs. William S. Taylor, Winder and DePalo. The Company reserved 191,667 shares of Common Stock for issuance upon the exercise of such Class A Warrants. This authorization was part of an overall plan to compensate such persons for providing personal guarantees and for posting certain collateral to facilitate loans by the Company to fund its bid deposits required to make the Company eligible for the FCC's PCS licenses auction. These compensation arrangements included the right to purchase up to six (6) shares of the capital stock of the Company's PCN subsidiary for $1,000 per share by each of Messrs. Taylor, Winder and DePalo and Mrs. Taylor, for an aggregate of 24% of the stock of PCN. Two of the six (6) shares allocated to Mr. DePalo were purchased by his wife. The grant of the Class A Warrants and the pur-chase and delivery of the PCN stock was conditioned on the grant to the Company of the PCS Licenses and the delivery and acceptance of the Company's FCC Notes and related Security Agreements by the FCC. See "Settlements with Prior Management" as to agreements pursuant to which Brenda Taylor and Messrs. William S. Taylor, Winder and DePalo waived any rights to these Class A Warrants and rescinded their purchases of PCN stock, and pursuant to which, the Company repurchased Mrs. DePalo's shares of PCN stock.

 (5) On November 20, 1994, the Company's Board of Directors authorized the sale of Class B Warrants exercisable to purchase an aggregate 82,500 shares of Common Stock to William S. Taylor (39,167 shares), Les Winder (8,333 shares), Brenda Taylor (16,667 shares), Stewart Taylor, who is the husband of Brenda Taylor and father of William S. Taylor (16,667 shares) and to Fawn Taylor-McCauley, sister of William S. Taylor and daughter of Brenda and Stewart Taylor (1,666 shares) for an aggregate $99,000 in principal amount of 8% promissory notes or $1.20 per warrant. The Class B Warrants were initially exercisable at $60 per share during the four-year period ending May 12, 1999. On January 20, 1995, the Company reduced the exercise price to $30 per share for Class B Warrants exercisable to purchase an aggregate 25,000 shares owned by William S. Taylor (12,500 shares), Brenda Taylor (6,250 shares) and Stewart Taylor (6,250 shares) and in exchange, received certain financial guarantees and the extension of the due date of certain loans owed by the Company to William S. Taylor and Stewart Taylor. On November 20, 1995, the Board of Directors authorized the conversion of the remaining Class B Warrants exercisable to purchase 57,500 shares of Common Stock into a like number of Class A Warrants exercisable to purchase 57,500 shares of Common Stock at an exercise price of $60 per share (reduced to $27 per share on December 24, 1996 and further reduced to $2.25 per share effective September 16, 1997). Of the $99,000 purchase price for the Class B Warrants, an aggregate $93,299 had been paid at December 31, 1996. The Company subsequently wrote off the $5,701 balance. On November 16, 1995, William S. Taylor, Brenda Taylor, Stewart Taylor and Les Winder each sold Class B Warrants exercisable to purchase 6,937.5 shares (or an aggregate 27,750 shares of Common Stock) to five individuals at the $1.20 per warrant purchase price. A portion of these Class B Warrants, exercisable to purchase an aggregate 11,083 shares of Common Stock were purchased by Joseph Albanese, at the time, a 49% owner of the Company's TCI subsidiary. In connection with settlement agreements signed by them with the Company in the first quarter of calendar year 1998, William S. Taylor, Brenda Taylor and Les Winder each represented that he (or she) no longer owned any Class A Warrants or Class B Warrants. See "Settlements with Prior Management."

 (6) On July 23, 1996, the Company's Board of Directors authorized the sale of an aggregate 4,000,000 shares of Series B Preferred Stock in equal amounts to Brenda Taylor and Messrs. William S. Taylor, Winder and DePalo for $6,000,000 in principal amount of 7% non-recourse promissory notes (the "7% Notes") to be collateralized by a pledge of the Stock. The issuance of the Series B Preferred Stock was approved by the Company's stockholders at the Annual Meeting of Shareholders held on October 17, 1996. The Series B Preferred Stock was convertible into an aggregate 500,000 shares of Common Stock. The Company did not issue the Series B Preferred Stock and did not receive any 7% Notes in payment therefor. Brenda Taylor and Messrs. William S. Taylor, Winder and DePalo subsequently waived any rights to and rescinded their purchases of the Series B Stock. See "Settlements with Prior Management."

 (7)  Effective  December  1,  1994,  the  Company  entered  into an  employment agreement with William S. Taylor for a term of five years. In October 1996, this Agreement was modified to provide for an option for an additional three years, with annual one-year renewals thereafter, exercisable in the sole discretion of Mr. Taylor. The agreement provided for annual compensation of $150,000 during the term of his employment and entitled Mr. Taylor to certain fringe benefits, including an automobile and maintenance, disability insurance, medical benefits and life insurance coverage. Mr. Taylor agreed that during the term of his agreement and for twelve months thereafter (unless the agreement was terminated without cause), he would be subject to non-competition provisions. Upon termination of employment without cause, Mr. Taylor would be entitled to a lump sum payment of $75,000 multiplied by the number of years of his employment by the Company. See "Settlements with Prior Management" as to the cancellation of this employment agreement and the waiver by Mr. Taylor of all rights thereunder.

 (8) On May 17, 1995, the Company entered into an employment agreement with Les Winder, which agreement was also amended in October 1996. The term of the agreement was for five years with an option for an additional three-year term, renewable annually thereafter at the option of Mr. Winder. The agreement provided for annual compensation of $137,500 during the term of his employment and entitled Mr. Winder to certain fringe benefits, including an automobile (leasing and insuring), disability insurance, medical benefits and life insurance coverage. Mr. Winder agreed that during the term of his agreement and for six months thereafter (unless the agreement was terminated without cause), he would be subject to non-competition provisions. Upon termination of employment without cause, Mr. Winder would be entitled to a lump sum payment of $50,000 multiplied by the number of years of his employment by the Company. See "Settlements with Prior Management" as to the cancellation of this employment agreement and the waiver by Mr. Winder of all rights thereunder.

     On August 18, 1997, the Company filed a current report on Form 8-K reporting a change as of August 11, 1997 in its certifying accountant from the firm of Stetz, Belgiovine CPAs, P.C. to Wiss & Company, LLP, CPAs and reporting a change in its fiscal year end from December 31 to March 31. As a result, the three month period ended March 31, 1997 is a transition period and the Company's most recently completed fiscal year is the twelve-month period ended March 31, 1998. In order to provide comparative executive compensation information, the following table sets forth certain information concerning the compensation paid or accrued during the twelve-month period ended December 31, 1997 (including the three-month transition period ended March 31, 1997 and the first nine months of its most recently completed fiscal year) by the Company to its Chief Executive Officer as well as to any other executive officer of the Company or a subsidiary who earned at least $100,000 during such twelve-month period or who is named in the earlier table.

                                                SUMMARY COMPENSATION TABLE
                                                          (1997)

                                                                         Long-Term Compensation
                                                                      ---------------------------
                                      Annual Compensation              Awards             Payouts
                        12 mos. -----------------------------  ----------------------     -------
                         ended                                 Restricted
Name and                Dec. 31                   Other Annual   Stock      Options/       LTIP    All other
Principal Position       1997  Salary      Bonus  Compensation  Award(s)      SARs        Payouts Compensation
----------------         ----  ------      ------ ------------  --------     -------      ------- ------------
                                                       (1)         ($)                      ($)        ($)
William S. Taylor*             $124,133     $0      $ 8,978      --       176,923shs(2)    --        --
  President, CEO
  and Chairman of
  the Board (until
  10/8/97)(7)

Joseph A. Rosio                $ 29,006     $0        -0-        --       500,000shs(3)    --        --
  President, CEO
  and Chairman of
  the Board
  (commencing
  10/8/97)(8)

Les Winder                     $101,282     $0      $17,585      --       103,846shs(4)    --        --
  Executive Vice
  President and
  Treasurer, Director
  (until 10/8/97)(9)

Brenda Taylor*                 $ 57,386     $0      $ 7,799      --       50,000shs(5)     --        --
  Secretary and
  Director
  (until 10/8/97)

Robert DePalo                  $ 87,808     $0        -0-        --       272,308shs(6)    --        --
  Director (until
  3/24/98)(10)

----------
   *  William S. Taylor is Brenda Taylor's son.

 (1) William S. Taylor, Les Winder and Brenda Taylor were also entitled to certain fringe benefits in connection with their employment including an automobile allowance and medical insurance benefits. The amount listed in this column reflects the aggregate value of such fringe benefits for the applicable period.

 (2) These options, exercisable to purchase 176,923 shares of Common Stock at $1.30 per share, were granted to William S. Taylor pursuant to the unanimous written consent of the Board of Directors dated September 29, 1997 for various items of consideration including cancellation of his employment agreement. Mr. Taylor exercised the options and paid the exercise price by releasing his claims to certain credits including amounts due him on the Company's books. The shares were issued to him in October 1997. The Company issued W-2s to Mr. Taylor and to the IRS for 1997 indicating in addition to any other compensation paid to Mr. Taylor by the Company in 1997, additional compensation of $183,357 equal to the difference between the number of shares (176,923) multiplied by the mean between the closing bid and asked prices for the Company's Common Stock in the over-the-counter market on October 8, 1997 of $1.65625 per share or $293,029 on the one hand, and the net amount of the loans and advances owed by the Company to Mr. Taylor as indicated by the Company's books of account, plus a credit for rescission of his prior PCN stock purchase, plus legal fees paid by Mr. Taylor on behalf of the Company, aggregating $109,672, on the other. Such additional compensation is not reflected in the table. See "Settlements with Prior Management."

 (3) These options granted to Mr. Rosio by the Board of Directors on October 30, 1997, include incentive stock options exercisable to purchase 200,000 shares of Common Stock at $1.453125 per share and non-qualified stock options exercisable to purchase 300,000 shares at exercise prices ranging from $1.453125 to $2.00 per share. All of these options have been granted pursuant to the October 30, 1997 Stock Option Plan and are subject to stockholder approval of the Plan. See Proposal Five.

 (4) These options, exercisable to purchase 103,846 shares of Common Stock at $1.30 per share, were granted to Les Winder pursuant to the unanimous written consent of the Board of Directors dated September 29, 1997 for various items of consideration including cancellation of his employment agreement. Mr. Winder exercised the options and paid the exercise price by releasing his claims to certain net credits owed him by the Company. The shares were issued to him in October 1997. The Company issued W-2s to Mr. Winder and to the IRS for 1997 indicating in addition to any other compensation paid to Mr. Winder by the Company in 1997, additional compensation of $157,801 equal to the difference between the number of shares (103,846) multiplied by the mean between the closing bid and asked prices for the Company's Common Stock in the over-the-counter market on October 8, 1997 of $1.65625 per share or $171,995 on the one hand, and a credit for rescission of his prior PCN stock purchase plus legal fees paid by Mr. Winder on behalf of the Company aggregating $14,194 after offset of the $11,806 net amount of the loans and advances owed by Mr. Winder to the Company as indicated by the Company's books of account, on the other. Such additional compensation is not reflected in the table. See "Settlements with Prior Management."

 (5) These options, exercisable to purchase 50,000 shares of Common Stock at $1.30 per share, were granted to Brenda Taylor pursuant to the unanimous written consent of the Board of Directors dated September 29, 1997 for various items of consideration. Ms. Taylor exercised the options and paid the exercise price by releasing her claims to certain credits including amounts due her on the Company's books. The shares were issued to her in October 1997. The Company issued W-2s to Ms. Taylor and to the IRS for 1997 indicating in addition to any other compensation paid to Ms. Taylor by the Company in 1997, additional compensation of $17,813 equal to the difference between the number of shares (50,000) multiplied by the mean between the closing bid and asked prices for the Company's Common Stock in the over-the-counter market on October 8, 1997 of $1.65625 per share or $82,813 on the one hand, and the net amount of the loans and advances owed by the Company to Ms. Taylor as indicated by the Company's books of account, plus a credit for rescission of her prior PCN stock purchase aggregating $65,000, on the other. Such additional compensation is not reflected in the table. See "Settlements with Prior Management."

 (6) Includes options exercisable to purchase 80,000 shares of Common Stock at $2.00 per share and options exercisable to purchase 192,308 shares of Common Stock at $1.30 per share. These options were granted to Robert DePalo pursuant to the unanimous written consent of the Board of Directors dated September 29, 1997 for various items of consideration including cancellation of his employment agreement. Mr. DePalo exercised the options, exercisable at $1.30 per share, and paid the exercise price by releasing certain credits including amounts due him on the Company's books. The shares were issued to him in October 1997. The Company issued W-2s to Mr. DePalo and to the IRS for 1997 indicating in addition to any other compensation paid to Mr. DePalo by the Company in 1997, additional compensation of $78,764 equal to the difference between the number of shares purchased by him on exercise (192,308), multiplied by the mean between the closing bid and asked prices for the Company's Common Stock in the over-the-counter market on October 8, 1997 of $1.65625 per share or $318,510 on the one hand, and the net amount of the loans and advances owed by the Company to Mr. DePalo as indicated by the Company's books of account, plus a credit for rescission of his prior PCN stock purchase, plus legal fees paid by Mr. DePalo on behalf of the Company, aggregating $239,746, on the other. Such additional compensation is not reflected in the table. See "Settlements with Prior Management."

 (7) See footnote (7) to the earlier Summary Compensation Table herein as to the terms of William S. Taylor's employment agreement and "Settlements with Prior Management" as to the cancellation of this employment agreement and the waiver by Mr. Taylor of all rights thereunder.

 (8) See "Current Employment and Consulting Agreements" as to the terms of Mr. Rosio's employment agreement with the Company effective November 1, 1997.

 (9) See footnote (8) to the earlier Summary Compensation Table herein as to the terms of Mr. Winder's employment agreement and "Settlements with Prior Management" as to the cancellation of this employment agreement and the waiver by Mr. Winder of all rights thereunder.

(10) Effective May 28, 1997, the Company entered into an employment agreement with Mr. DePalo for a term of five years. The agreement provided for Mr. DePalo to provide a minimum of 30 hours per month of financial, investment banking, strategic planning and related services to the Company for an initial annual base salary of $130,000 per year increasing by 10% in each succeeding year as well as a 10% finder's fee with respect to any merger or acquisition transaction involving the Company which Mr. DePalo procured. See "Settlements with Prior Management" as to the cancellation of this employment agreement and the waiver by Mr. DePalo of all rights thereunder, and "Current Employment and Consulting Agreements" as to the terms of Mr. DePalo's consulting agreement with the Company effective February 1, 1998.

Stock Options

     The Company has a Stock Option Plan adopted in September 1994 and subsequently approved by shareholders (the "1994 Plan") permitting the granting of stock options exercisable to purchase an aggregate 25,000 shares of Common Stock to employees, directors and consultants. Pursuant to the 1994 Plan, options to purchase 1,667 shares at an exercise price of $45.60 per share were issued to a director, Mal Gurian on July 10, 1995. On June 3, 1996, options to purchase 833 shares at an exercise price of $21.60 per share were issued to another director, Ira Tabankin, and options to purchase an additional 4,166 shares at an exercise price of $21.60 per share were issued to Mr. Gurian. Mr. Tabankin's options have since terminated and Mr. Gurian agreed to the cancellation of his options at the time of the October 30, 1997 grant to him of options exercisable to purchase 45,000 shares pursuant to the October 1997 Plan. No other options were granted pursuant to the 1994 Plan.

     Pursuant to the unanimous written consent of the Board of Directors on September 29, 1997, options exercisable to purchase the following number of shares of Common Stock at $1.30 per share were granted to the following officers and directors:

         William S. Taylor             176,923 shares
         Les Winder                    103,846 shares
         Brenda Taylor                  50,000 shares
         Robert DePalo                 192,308 shares

     All of such options were exercised. See "Settlements with Prior Management" as to the issuance by the Company to each of such individuals of IRS Form W-2 indicating in addition to any other compensation paid to each by the Company in 1997, additional compensation in an amount equal to the difference between the number of shares issued to the individual multiplied by $1.65625 (the mean between the per share closing bid and asked prices for the Common Stock on October 8, 1997) and certain credits including amounts due on the Company's books. Additional options granted to William S. Taylor, Les Winder, Brenda Taylor and Robert DePalo on September 29, 1997, exercisable to purchase an aggregate 290,000 shares at $2.00 per share and an aggregate 270,000 shares at $4.00 per share were cancelled prior to issuance. Mr. DePalo was also granted options on September 29, 1997 exercisable to purchase 90,000 shares at $2.00 per share which options were subsequently reduced to permit the purchase of 80,000 shares at $2.00. These options remain outstanding.

     On October 30, 1997, the Board of Directors adopted the October 30, 1997 Stock Option Plan (the "October 1997 Plan") reserving a maximum of 1,000,000 shares of Common Stock, $.60 par value for options which could be granted under the October 1997 Plan. The October 1997 Plan and any options granted pursuant to such Plan are subject to stockholder approval of the adoption of the Plan. See Proposal Five.

     On October 30, 1997, the Board of Directors granted incentive stock options pursuant to the October 1997 Plan, exercisable to purchase 200,000 shares of Common Stock to Joseph A. Rosio at an exercise price of $1.453125 per share equal to the mean between the closing bid price and the closing asked price for such Common Stock in the over-the-counter market on said date. On the same date, the Board of Directors granted non-qualified options pursuant to the October 1997 Plan; (i) to Mr. Rosio, exercisable to purchase an additional 300,000 shares of Common Stock at prices ranging from $1.453125 to $2.00 per share; (ii) to John Cassella, exercisable to purchase 100,000 shares of Common Stock at $1.453125 per share; and (iii) to Mal Gurian, exercisable to purchase 45,000 shares of Common Stock at $1.453125 per share.

     Effective January 2, 1998, the Board of Directors granted incentive stock options pursuant to the October 1997 Plan to Christopher J. Garcia, exercisable to purchase 100,000 shares of Common Stock at $2.109375 per share, the mean between the closing bid and asked prices for the Common Stock in the over-the-counter market on said date. On February 4, 1998, the Board of Directors granted incentive stock options pursuant to the October 1997 Plan to a non-officer employee, exercisable to purchase 50,000 shares of Common Stock at $2.296875 per share and non-qualified options to Mr. DePalo, exercisable to purchase 150,000 shares of Common Stock at $2.25 per share. The mean between the closing bid and asked prices for the Common Stock in the over-the-counter market on February 4, 1998 was $2.296875.

     The above described options, granted pursuant to the October 1997 Plan and exercisable to purchase an aggregate 945,000 shares of Common Stock, are subject to stockholder approval of the adoption of the October 1997 Plan. See Proposal Five.

     No options were granted to any of the Company's executive officers in 1996. The following table illustrates information concerning stock option grants made during the 12 months ended December 31, 1997 to each officer named in the "Summary Compensation Table."


                                Option Grants in the Twelve Months Ended December 31, 1997

                             Number of       Percent of
                             Shares of      Total Options
                           Common Stock      Granted to
                            Underlying   Officers, Directors                Market Price
                              Options       and Employees     Exercise       on Date of       Expiration
Name                          Granted       In the Period       Price           Grant            Date
-----                      ------------   ----------------    --------       -----------       ---------
William S. Taylor          176,923shs           14%           $ .62(b)       $1.65625           9/29/02
Joseph A. Rosio            300,000shs(a)        24%           $1.453125      $1.453125         10/30/07
                           100,000shs(a)         8%           $1.75          $1.453125         10/30/07
                           100,000shs(a)         8%           $2.00          $1.453125         10/30/07
Les Winder                 103,846shs            8%           $ .14(b)       $1.65625           9/29/02
Brenda Taylor               50,000shs            4%           $1.30(b)       $1.65625           9/29/02
Robert DePalo               80,000shs            6%           $2.00          $1.65625           9/29/02
                           192,308shs           15%           $1.25(b)       $1.65625           9/29/02

----------
 (a) Issued pursuant to the October 1997 Plan and subject to stockholder approval of adoption of the Plan. See Proposal Five.

 (b) Based upon the amount of credits recognized by the Company in connection with the exercise of the options divided by the number of shares purchased. See "Settlements with Prior Management."


                                  Aggregated Option Exercises During Twelve Months Ended
                                    December 31, 1997 and Value of Unexercised Options
                                                   at December 31, 1997

                                                           Number of Securities        Value of Unexercised
                                                          Underlying Unexercised       In-the-Money Options
                         Shares Acquired    Value      Options at December 31, 1997   at December 31, 1997(2)
Name                       on Exercise   Realized(1)   Exercisable   Unexercisable   Exercisable  Unexercisable
-----                    --------------  ----------    ----------    ------------    ----------   ------------
William S. Taylor          176,923shs     $183,357         -0-            -0-            -0-           -0-
Joseph A. Rosio                -0-           -0-       368,817shs     131,183shs      $174,950       $92,238
Les Winder                 103,846shs     $157,801         -0-            -0-            -0-           -0-
Brenda Taylor               50,000shs     $ 17,813         -0-            -0-            -0-           -0-
Robert DePalo              192,308shs     $ 78,764      80,000shs         -0-         $ 12,500         -0-

----------
 (1)  Based on the market value of the Common Stock on October 8, 1998 ($1.65625
      per  share)  minus  certain  credits   recognized  by  the  Company.   See
      "Settlements with Prior Management."

 (2) Based on the market value of the Common Stock on December 31, 1997 minus the exercise price.


Current Employment and Consulting Agreements

     Effective November 1, 1997, the Company entered into an employment agreement with Joseph A. Rosio employing him on a full- time basis as president and chief executive officer. The employment agreement expires on March 31, 2001 and provides for annual compensation of $125,000 the first year, increasing by $25,000 in each successive year with a salary for the final five months of $72,917, provided that his salary will be increased to $200,000 with respect to any fiscal year in which the Company realizes at least $2 million of pre-tax income. Pursuant to the agreement, Mr. Rosio is also entitled to an annual bonus equal to 5% of the first $10 million of the Company's pre-tax income and 7% of any pre-tax income in excess of $10 million (in each case excluding extraordinary items). Pursuant to the agreement, Mr. Rosio was granted options exercisable to purchase 500,000 shares of the Company's Common Stock pursuant to the October 30, 1997 Stock Option Plan, subject to stockholder approval of the Plan. See "Stock Options" and Proposal Five.

     Effective January 1, 1998, the Company entered into an employment agreement with Christopher J. Garcia, employing him on a full-time basis as treasurer and chief financial officer. The agreement is for a one-year term and provides for an annual salary of $85,000 plus a bonus at the discretion of the Board of Directors. In addition, Mr. Garcia received a $15,000 signing bonus. Pursuant to the agreement, Mr. Garcia was granted options exercisable to purchase 100,000 shares of the Company's Common Stock pursuant to the October 30, 1997 Stock Option Plan, subject to stockholder approval of the Plan. See "Stock Options" and Proposal Five.

     Effective February 1, 1998, the Company entered into a two-year consulting agreement with Robert DePalo. The agreement provides for Mr. DePalo to provide a minimum of 30 hours per month of financial consulting and investment banking services to the Company for an annual consulting fee of $75,000. Pursuant to the agreement, Mr. DePalo is also entitled to a 6% finder's fee in connection with any acquisition by the Company of an entity procured by Mr. DePalo and a 10% finder's fee in connection with any transaction procured by Mr. DePalo in which the Company is acquired, provided in each case that the transaction is completed no later than one year after the consulting agreement expires. Pursuant to the consulting agreement, the Company has agreed to pay Mr. DePalo's cellular telephone bills of up to $1,000 per month for the two-year term and to provide him with a private office for such period. See "Settlements with Prior Management."


                  CERTAIN TRANSACTIONS WITH AFFILIATED PARTIES

     William S. Taylor, Les Winder, Robert DePalo and Brenda Taylor provided personal guarantees of certain Company bank loans in the aggregate amount of $1,150,000 incurred in the fourth quarter of calendar year 1995, and posted collateral in connection with such loans in order to enable the Company to fund the bid deposits required to render it an eligible bidder for the FCC's PCS "C" Block licenses auction conducted in December 1995 and in the first quarter of calendar 1996. In order to compensate the individuals for their guarantees and posting of collateral, on June 3, 1997, the Board of Directors authorized the issuance to them of Class A Warrants exercisable to purchase an aggregate 191,667 shares of Common Stock at an exercise price of $60 per share (reduced to $27 per share on December 24, 1996 and further reduced to $2.25 per share effective September 16, 1997) and also granted each the right to purchase up to six (6) shares representing 6% of the capital stock of the Company's PCN subsidiary for $1,000 per share. Two of the six PCN shares allocated to Mr. DePalo were purchased by his wife. PCN was the recipient of six PCS licenses awarded by the FCC on May 8, 1996 based on the Company's bid. The grant of the Class A Warrants and the purchase and delivery of the PCN stock was conditioned on the grant to the Company of the PCS licenses and the delivery and acceptance of the Company's FCC Notes and related Security Agreements by the FCC. See "Settlements with Prior Management" as to agreements pursuant to which Messrs. William S. Taylor, Winder and DePalo and Brenda Taylor waived any rights to the Class A Warrants and rescinded their purchases of PCN stock, and pursuant to which the Company repurchased Mrs. DePalo's shares of PCN stock.

     During the fourth quarter of calendar 1996, the Company borrowed $180,000 from Robert DePalo repayable on demand with interest at the rate of 10% per annum. The Company borrowed the funds for working capital purposes. At March 31, 1997, the loan balance had been reduced by approximately $100,000 through repayments to Mr. DePalo. In the quarter ended September 30, 1997, the Company borrowed an additional $100,000 from Mr. DePalo on similar terms for working capital purposes. During the fourth quarter of calendar year 1997, Mr. DePalo loaned an additional $105,000 to the Company for working capital purposes which amount was repaid by the Company to Mr. DePalo in December 1997 out of the net proceeds of its December 1997 Regulation S Private Offering. At December 31, 1997, the net amount of the loans and advances made by Mr. DePalo to the Company and payments made by him on behalf of the Company (excluding legal fees paid by him on behalf of the Company) totalled approximately $200,000. See "Settlements with Prior Management" as to the Company's settlement of these amounts with Mr. DePalo.

     In March 1996, the Company borrowed $134,000 from an unrelated third-party, Technics in Design & Manufacturing, Inc. ("TDMI") for working capital purposes and issued its promissory note in consideration for the loan. The loan was payable on March 5, 1997 with interest at an annual rate of 10%. In July 1996, the Company repaid $25,000 of the loan principal thereby reducing the balance to $109,000. Although the Company has an assignment in its files dated May 5, 1996 pursuant to which TDMI purportedly assigned the note to Mr. DePalo's wife, Mr. DePalo has advised that it was not until October 1996 at a time when TDMI was requesting early payment of the note, that Mrs. DePalo accommodated TDMI by purchasing the note from TDMI for $109,000. The Company paid Mrs. DePalo the $109,000 balance of the note together with accrued interest in January 1997 out of the net proceeds of its December 1996 private placement.


Settlements with Prior Management

     In January 1998, the Company entered into settlement agreements with three former officer/directors, William S. Taylor, his mother Brenda Taylor and Les Winder. Pursuant to the agreements, each of the three individuals agreed to cancel his or her employment agreement or employment arrangement and proposed consulting agreement with the Company, any rights to warrants and/or options exercisable to purchase shares of the Company's Common Stock (excluding warrants sold by the individual prior to August 31, 1997 and the options hereinafter described) and any rights to shares of the Company's Series B Preferred Stock. The issuance of the Series B Preferred Stock had been approved by the Company's stockholders at the Annual Meeting of Shareholders held on October 17, 1996 but the shares were never issued and the notes to be given in payment for the shares were never delivered to the Company. Each individual also agreed to rescind the transaction by which he or she had purchased 6% of the stock of the Company's PCN subsidiary for $6,000. In consideration therefor, the Company agreed, unless required to do so by court order, to take no action to challenge the issuance to each individual of shares of its Common Stock issued to such individual (176,923 shares to William S. Taylor, 50,000 shares to Brenda Taylor and 103,846 shares to Les Winder) pursuant to options granted to each such individual by the September 29, 1997 unanimous written consent of the Company's Board of Directors. The options, exercisable at $1.30 per share, were exercised and the shares were issued to each of the three former officer/directors in October 1997.

     The Company issued W-2s to William S. Taylor and to the IRS for 1997 indicating in addition to any other compensation paid to Mr. Taylor by the Company in 1997, additional compensation in an amount equal to the difference between the 176,923 shares issued to him multiplied by the mean between the closing bid and asked prices for the Common Stock in the over-the-counter market on October 8, 1997 of $1.65625 per share or $293,029 on the one hand, and the net amount of the loans and advances owed by the Company to Mr. Taylor as indicated by the Company's books of account ($63,671), plus a $6,000 credit for rescission of his prior purchase of PCN stock, plus $40,000 of legal fees paid by Mr. Taylor on behalf of the Company (a total of $109,672), on the other. The Company also issued W-2s to Les Winder and to the IRS for 1997 indicating in addition to any other compensation paid to Mr. Winder by the Company in 1997, additional compensation in an amount equal to the 103,846 shares issued to him multiplied by $1.65625 per share or $171,995 on the one hand, and the $20,000 of legal fees paid by Mr. Winder on behalf of the Company, plus a $6,000 credit for rescission of his prior purchase of PCN stock, less the $11,806 net amount of the loans and advances owed by Mr. Winder to the Company as indicated by the Company's books of account (a total of $14,194), on the other. Similarly, the Company issued W-2s to Brenda Taylor and to the IRS for 1997 indicating in addition to any other compensation paid to her by the Company in 1997, additional compensation in an amount equal to the 50,000 shares issued to her multiplied by $1.65625 per share or $82,813 on the one hand, and the net amount of the loans and advances owed by the Company to Ms. Taylor as indicated by the Company's books of account ($59,000), plus a $6,000 credit for rescission of her prior purchase of PCN stock (a total of $65,000), on the other. In connection with these settlement agreements, William S. Taylor and Brenda Taylor have advised the Company that it is their position that certain General Release, Indemnity and Hold Harmless Provisions adopted by the directors on September 29, 1997 when William S. Taylor, Brenda Taylor and Les Winder constituted three of the six members of the Board of Directors, indemnifying them from any claims asserted in connection with any action taken for or their role with the Company are in full force. It is present management's position that such releases and hold harmless provisions are not in effect.

     On February 5, 1998, the Company entered into settlement agreements with a director, Robert DePalo and his wife which resulted in the rescission by Mr. DePalo of his previous purchase for $4,000 of 4% of the stock of the Company's PCN subsidiary and the purchase by the Company from Ms. DePalo for $67,000 of 2% of the stock of the PCN subsidiary which she had purchased for $2,000 in August 1996. As a result of the agreements with William S. Taylor, Brenda Taylor, Mr. Winder and Mr and Mrs. DePalo, PCN is now 100% owned by the Company.

     Pursuant to his February 5, 1998 agreement with the Company, Robert DePalo agreed to cancel his prior employment agreement and a prior proposed consulting agreement with the Company, any rights to warrants exercisable to purchase shares of the Company's Common Stock (excluding warrants sold by him prior to August 31, 1997) and any rights to shares of the Company's Series B Preferred Stock. He also agreed to waive any and all options he held exercisable to purchase shares of the Company's Common Stock excluding (a) options exercisable at $1.30 per share granted to him pursuant to the September 29, 1997 unanimous written consent of the Board of Directors and exercised by him to purchase 192,308 shares of the Company's Common Stock, (b) five-year options previously granted to him and exercisable to purchase 80,000 shares of the Company's Common Stock at $2.00 per share, and (c) five-year options to purchase 150,000 shares of the Company's Common Stock at $2.25 per share pursuant to a consulting agreement with the Company executed on February 5, 1998 and hereinafter described.

     Pursuant to the settlement agreement with Mr. DePalo, the Company issued a W-2 to him and to the IRS for 1997 indicating in addition to any other compensation paid to him by the Company in 1997, additional compensation in an amount equal to the difference between the 192,308 shares issued to him multiplied by the mean between the closing bid and asked prices for the Company's Common Stock in the over-the-counter market on October 8, 1997 of $1.65625 per share or $318,510 on the one hand, and the net amount of the loans and advances owed by the Company to Mr. DePalo as indicated by the Company's books of account ($198,746), plus a $4,000 credit for rescission of his prior purchase of the PCN stock, plus $37,000 of legal fees paid by Mr. DePalo on behalf of the Company (a total of $239,746), on the other.

     In consideration for Mr. DePalo's agreements and waivers, the Company and Mr. DePalo executed a two-year consulting agreement previously described pursuant to which Mr. DePalo was retained by the Company as a part-time consultant for an annual consulting fee of $75,000 and was granted five-year options pursuant to the Company's October 30, 1997 Stock Option Plan, exercisable to purchase 150,000 shares of the Company's Common Stock at $2.25 per share but subject to stockholder approval of the Plan. See "Current Employment and Consulting Agreements" and Proposal Five.

    On March 24, 1998,  Mr.  DePalo  resigned as a director of the Company.  The
resignation   does  not  affect  his  options  or  his   consulting   agreement.

                            ------------------------

                            PROPOSED AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION TO
                          CHANGE THE COMPANY'S NAME TO
                       "NORTHEAST DIGITAL NETWORKS, INC."
                                 (Proposal Two)

     The proposed amendment to the Company's Certificate of Incorporation would authorize the change of the Company's name to "Northeast Digital Networks, Inc." The Company is currently undergoing a change in focus and direction from that of a distributor of communications, consumer and business-oriented electronics products to that of a prospective wireless telecommunications carrier through the proposed development and construction of a wireless communications network based upon the PCS licenses it acquired in the December 1996 Federal Communications Commission C-Block auction. The licenses cover six markets in the northeastern United States. Based on such change, the Board of Directors is of the opinion that the name "Northeast Digital Networks, Inc." is more descriptive of the Company's current activities.

     The proposed resolution is as follows:

     RESOLVED that Article FIRST of the Company's Certificate of Incorporation be amended to read in its entirety as follows:

        "FIRST: The name of the Corporation is Northeast Digital Networks, Inc."

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOREGOING AMENDMENT TO ARTICLE FIRST OF THE COMPANY'S CERTIFICATE OF INCORPORATION.

                            PROPOSED AMENDMENT TO THE
                      CERTIFICATE OF INCORPORATION TO LIMIT
                         THE LIABILITY OF DIRECTORS FOR
                         MONETARY DAMAGES TO THE COMPANY
                         OR ITS STOCKHOLDERS FOR BREACH
                                OF FIDUCIARY DUTY
                                (Proposal Three)

     The Board of Directors of the Company has adopted a resolution proposing to amend the Company's Certificate of Incorporation by adding a new Article EIGHTH designed to limit the liability of a director for monetary damages to the Company or its stockholders for breach of fiduciary duty, to liability (i) for breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations by the director of the provisions of Delaware law concerning unlawful stock purchases or redemptions and the unlawful payment of dividends, and (iv) for any transaction from which the director derived an improper personal benefit.

     The Delaware General Corporation Law (the "Delaware Code") was amended in 1986 to permit the stockholders of a corporation organized under the Delaware
Code to amend its Certificate of Incorporation to limit or eliminate any director's liability for monetary damages for breach of his fiduciary duty of care to the corporation and its stockholders. This change in the law was a legislative response to the increasing unavailability of officers and directors liability insurance to many corporations. Where such insurance is difficult or impossible to obtain, a corporation may have difficulty attracting qualified persons to serve as directors.

     Management believes that the proposed amendment will assist the Company in maintaining a highly qualified board of directors. Although the Company currently maintains officers' and directors' liability insurance, coverage under the policy is limited. The effect of stockholder approval of the proposed amendment would be to eliminate both direct stockholder suits and derivative suits on behalf of the Company against directors for money damages, when based on allegations of breach of fiduciary duty of care by directors for negligence or gross negligence. However, the proposed amendment will not eliminate or limit any director's liability for breaches of his duty of loyalty, acts or omissions not in good faith or knowing violations of law, unlawful dividend payments or stock redemptions as provided in Section 174 of the Delaware Code or transactions in which he derived a personal benefit. The proposed amendment would not eliminate the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The proposed amendment would limit director liability only for future conduct and does not affect any liability a director may have with respect to conduct pre-dating the effective date of such amendment.

     The proposed resolution is as follows:

        RESOLVED that the Company's Certificate of Incorporation be amended by adding a new Article EIGHTH to read:

            "EIGHTH. No director of the Corporation shall have liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director occurring after the date on which the Certificate of Amendment amending the Certificate of Incorporation to include this Article EIGHTH is filed with the Secretary of State of Delaware; provided, however, that the foregoing shall not limit or eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit."

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  THAT YOU VOTE  "FOR"  THE  FOREGOING
AMENDMENT  ADDING  A  NEW  ARTICLE  EIGHTH  TO  THE  COMPANY'S   CERTIFICATE  OF
INCORPORATION.

                    PROPOSED AMENDMENT TO THE CERTIFICATE OF
                    INCORPORATION TO CHANGE THE PAR VALUE OF
                       THE COMMON STOCK AND TO RATIFY THE
                       ONE-FOR-TWELVE REVERSE STOCK SPLIT
                                 (Proposal Four)

     On May 28, 1997, the Board of Directors adopted resolutions to effect a one-for-twelve reverse stock split of the Company's outstanding Common Stock, $.05 par value and to change the par value of such stock to $.60 per share as of the close of business on July 31, 1997. The Board announced that it had authorized the reverse stock split "...in an effort to spur interest in the Company's stock and to enhance shareholder value." Stockholders are hereby being requested to ratify the change in the par value of the Common Stock from $.05 par value to $.60 par value and the one-for- twelve reverse stock split of the Common Stock as authorized by the Board of Directors effective July 31, 1997, and in connection therewith, to amend Article FOURTH of the Company's Certificate of Incorporation.

     It should be noted that the reverse stock split of the outstanding shares of Common Stock did not affect the number of authorized shares of Common Stock which remains at 40,000,000. As a result, in excess of 30,000,000 authorized but unissued and unreserved shares of Common Stock are available for future issuances. Although there are no present plans or arrangements to issue any such shares, the Company will be required to arrange substantial additional financing in order to build out and operate its planned PCS Systems. Any such financings, the availability of which cannot be assured, will in all likelihood require the Company to issue as part of the consideration therefor, additional shares of Common Stock and/or securities convertible into shares of Common Stock in amounts not presently ascertainable. Any such issuances could have a dilutive effect on the Company's stockholders. In addition, large numbers of the authorized but unissued and unreserved shares of Common Stock could be issued by management to counter unwanted hostile takeover attempts, even if such proposed takeovers are on terms advantageous to the existing stockholders.

     The proposed resolutions are as follows:

        RESOLVED   that  Article   FOURTH  of  the  Company's   Certificate   of
        Incorporation be amended to read in its entirety as follows:

            "FOURTH: The total number of shares which the Corporation may issue is 48,000,000 of which 40,000,000 shall be Common Stock having a par value of $.60 each and 8,000,000 shall be Preferred Stock having a par value of $.01 each. The Board of Directors, in its sole discretion may, at any time or from time to time, without any vote of the holders of the Corporation's capital stock, issue all or a part of the unissued capital stock of the Corporation authorized under this Certificate of Incorporation. The Board of Directors, in its sole discretion, shall have full and complete authority, by resolution, from time to time, to establish one or more series or classes and to issue shares of Preferred Stock, and to fix, determine and vary the voting rights, designations, preferences, restrictions, qualifications, privileges, limitations, options, conversion rights and other special rights of each series or class of Preferred Stock, including, but not limited to, dividend rates and manner of payment, preferential amounts payable upon voluntary or involuntary liquidation, voting rights, conversion rights, redemption prices, terms and conditions, and sinking funds and stock purchase prices, terms and conditions."

        and be it further

        RESOLVED that the one-for-twelve reverse stock split of the Company's Common Stock, $.05 par value authorized by the Board of Directors and changing each share of the Company's Common Stock, $.05 par value outstanding at July 31, 1997 into one-twelfth (1/12th) of one share of new Common Stock, $.60 par value, without reducing, distributing or withdrawing the existing capital of this Corporation, be and the same is confirmed, ratified and approved.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FOREGOING AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND RATIFICATION OF THE ONE-FOR-TWELVE REVERSE STOCK SPLIT.

                           APPROVAL OF ADOPTION OF THE
                       OCTOBER 30, 1997 STOCK OPTION PLAN
                                 (Proposal Five)

     On October 30, 1997, the Board of Directors adopted the October 30, 1997 Stock Option Plan (the "October 1997 Plan") subject to stockholder approval. The October 1997 Plan provides for the grant of options with respect to a maximum 1,000,000 shares of Common Stock, $.60 par value. As of the record date, the Company had issued options to six individuals under the October 1997 Plan, exercisable to purchase an aggregate 945,000 shares of Common Stock. These options are subject to stockholder approval of the October 1997 Plan. See "Stock Options."


Description of the October 1997 Plan

     The October 1997 Plan provides for the grant of options to purchase up to 1,000,000 shares of the Company's Common Stock to officers, directors and key employees. Under the terms of the October 1997 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Internal Revenue Code of 1986, as amended, or options which do not so qualify ("Non-ISOs").

     The October 1997 Plan is administered by the Board of Directors or by a Stock Option Committee designated by the Board of Directors. The Board or the Stock Option Committee, as the case may be, has the discretion to determine the eligible officers, directors and key employees to whom, and the times and the prices at which, options will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The Board or Committee shall have full authority to interpret the October 1997 Plan and to establish and amend rules and regulations relating thereto.

     Under the October 1997 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent stockholder (as defined in the October 1997 Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which first become exercisable in any calendar year shall not exceed $100,000.

     The Board or the Stock Option Committee, as the case may be, may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ADOPTION OF THE OCTOBER 30, 1997 STOCK OPTION PLAN.


Auditors

     The firm of Wiss & Company, LLP, certified public accountants, has been selected by the Board of Directors to audit the accounts of the Company and its subsidiaries for the current fiscal year ending March 31, 1999. Said firm has served as the Company's auditors since August 1997. Representatives of such firm are not expected to be present at the May 28, 1998 Special Meeting in Lieu of Annual Meeting of Stockholders.


Stockholder Proposals for 1999 Annual Meeting

     Under current rules of the Securities and Exchange Commission, stockholders wishing to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 1999 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 425 Broad Hollow Road, Melville, New York 11747 on or before March 31, 1999.

                                  OTHER MATTERS

     Management does not know of any other matters which are likely to be brought before the Meeting. However, in the event that any other matters properly come before the Meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment in said matters.



                                       By Order of the Board of Directors
                                       Joseph A. Rosio
                                       President

Melville, New York
April 24, 1998

                        ELECTRONICS COMMUNICATIONS CORP.

          Revocable Proxy Solicited on Behalf of the Board of Directors

    Special Meeting in Lieu of Annual Meeting of Stockholders -- May 28, 1998

            The undersigned, a stockholder of ELECTRONICS COMMUNICATIONS CORP. (the "Company") hereby appoints Joseph A. Rosio and Christopher J. Garcia or either of them, as proxy or proxies of the undersigned, with full power of substitution, to vote, in the name, place and stead of the undersigned, with all of the powers which the undersigned would possess if personally present, on behalf of the undersigned, all the shares which the undersigned is entitled to vote at the Special Meeting in Lieu of Annual Meeting of the Stockholders of ELECTRONICS COMMUNICATIONS CORP. to be held at 1:00 P.M. (local time) on Thursday, May 28, 1998, at the Wyndham Wind Watch Hotel, 1717 Vanderbilt Motor Parkway, Hauppauge, Long Island, New York 11788 and at any and all adjournments thereof. The undersigned directs that this Proxy be voted as follows:


1) To elect directors for the ensuing year (Proposal One).

/ /      FOR all nominees listed below
         (except as marked to the contrary below).

/ / WITHHOLD AUTHORITY to vote for all nominees listed below.

Nominees: JOSEPH A. ROSIO, CHRISTOPHER J. GARCIA,
JOHN P. CASSELLA, MAL GURIAN

(Instructions: To withhold authority for an individual nominee, write that nominee's name on the line provided.)

-------------------------------------

2) To amend the Certificate of Incorporation to change the Company's name (Proposal Two).
/ /   FOR    / /   AGAINST   / /   ABSTAIN

3)To amend the Certificate of Incorporation to limit the liability of a director for monetary damages to the Company or its stockholders for breach of fiduciary duty (Proposal Three).
/ /   FOR    / /   AGAINST   / /   ABSTAIN

4)To amend the Certificate of Incorporation to ratify the change in par value of the Common Stock from $.05 to $.60 per share and the one-for-twelve reverse stock split of the Common Stock effective July 31, 1997 (Proposal Four).
/ /   FOR    / /   AGAINST   / /   ABSTAIN

 5) To approve the Company's October 30, 1997 Stock Option Plan (Proposal Five).
/ /   FOR    / /   AGAINST   / /   ABSTAIN

6) In their discretion, on all other matters as shall properly come before the meeting.
/ /  AUTHORITY GRANTED    / / AUTHORITY WITHHELD


                (Continued and To be Signed on the Reverse Side)

The Board of Directors recommends a vote FOR all of the foregoing. UNLESS OTHERWISE SPECIFIED AS ABOVE PROVIDED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS ONE THROUGH FIVE AS SET FORTH IN THE PROXY STATEMENT. IN ADDITION, DISCRETIONARY AUTHORITY IS CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING UNLESS SUCH AUTHORITY IS SPECIFICALLY WITHHELD. Stockholders who are present at the meeting may withdraw their Proxy and vote in person if they so desire.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY. No postage is required if returned in the enclosed envelope and mailed in the United States. Receipt of the Notice of Special Meeting in Lieu of Annual Meeting of Stockholders, the accompanying Proxy Statement of the Board of Directors, the Company's Annual Report for the year ended December 31, 1996, and its quarterly report for the period ended December 31, 1997 is acknowledged.



                                        Dated:                            , 1998
                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                                (Signature of Stockholder)

Please sign exactly as name appears on this Proxy. If shares are registered in more than one name, the signatures of all such persons zare required. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in partnership name by authorized person.

                   PLEASE SIGN AND RETURN THIS PROXY PROMPTLY.
         No postage is Required if Returned in the Enclosed Envelope and
                          Mailed in the United States.

[LOGO]ECC
      ELECTRONICS COMMUNICATIONS CORP.

      1996 Annual Report

                           LETTER TO THE SHAREHOLDERS

Dear Shareholders

     Since October 10, 1997, I have been in charge of restructuring the Company, building a new management team and attempting to raise the capital necessary to build a wireless PCS network that will encompass five northeastern states. To date, I have put a capable and experienced management team in place and raised $4.5 million in equity financing. A portion of the proceeds were used to settle major lawsuits with Brightpoint, Toshiba and other creditors. Currently there are no material lawsuits outstanding against the Company.

     Electronics Communications Corp. ("ECC's") prospective emergence as a wireless telecommunications carrier represents a material change in the focus and direction of the Company, which previously centered upon ECC's role as a distributor of communications, consumer and business-oriented electronics products. Those operations, which were principally carried on by the Company's wholly-owned subsidiary, Free Trade Distributors, Inc., have been eliminated in light of a longer term view regarding profitability and diminishing margins.

     During 1997, the Company's principal source of income was derived from soliciting cellular telephone activations as a Master Agent for Bell Atlantic NYNEX Mobile, and subsequently as a sub agent for AT&T. Income from cellular telephone activations diminished rapidly because of the loss of the Company's Master Agent status with Bell Atlantic NYNEX Mobile in May 1997, market conditions and competition. For these reasons, the Company no longer solicits cellular telephone activations.

     ECC presently has two operating subsidiaries: Personal Communications Network ("PCN") and Threshold Communications, Inc. ("TCI").

     PCN, effective February 5, 1998, is wholly owned by the Company and is currently engaged in the development and the prospective construction of a wireless communications network as a predicate to becoming a wireless carrier providing Personal Communications Services ("PCS"). PCS will be provided pursuant to licenses acquired in the December 1996 Federal Communications Commission ("FCC") C-Block auction. The PCS licenses cover nearly 1.5 million POPs (Points of population) in the following six markets: Burlington/Rutland -- Bennington, Vermont; Bangor/Lewiston -- Auburn/Waterville -- Augusta, Maine; and Elmira -- Corning -- Hornell, New York (the "PCN Territories").

     On March 4, 1998, PCN submitted a Request for Proposal ("RFP") to major telecommunications equipment manufacturers including: Ericsson, Nokia, Nortel and Siemens, to begin the vendor selection process. The Company has preliminary RF (radio frequency) designs for all six markets and has dispatched an experienced site acquisition team to begin locating potential sites for base stations and switching equipment. In conjunction with the RFPs, PCN is currently negotiating financing options with such vendors, some of whom are working in conjunction with outside venture capitalists. While there can be no assurances that the Company will be successful in obtaining such financing, management remains optimistic about the Company's ability to obtain such financing and build a state of the art PCS network.

     In addition to owning licenses to provide PCS, PCN is also licensed to provide long distance telephone service and has an application pending with the FCC to resell local telephone service in New York, Vermont and Maine. PCN intends to begin marketing local and long distance telephone services by the summer of 1998. PCN's billing system will present the customer's bill in a consolidated form, with all products the customer purchases from PCN on one bill.

     TCI, effective January 2, 1998, is also wholly-owned by ECC and operates its own FCC licensed, state-of-the-art, Glenayre 900 MHz Flex Paging Network covering metropolitan New York, New Jersey, Lower Connecticut and downtown Philadelphia. The Company has approximately 13,000 subscribers on its network and has a reseller base approximately 6,000. TCI, in an effort to cut payroll and related costs, has entered into a management service agreement, whereby the managing entity handles, among other things, all billing, customer service, collections and pager repairs. TCI has also entered into a marketing agreement with the same manager whereby, the manager will put subscribers on TCI's network and pay TCI on a per subscriber basis.

     On behalf of the Board of Directors, I would like to thank each and every shareholder for their continued support through this transitional period in our Company's history. I also remain grateful to our hardworking and dedicated employees.


                                                                Yours Truly,


April 22, 1998                                                   Joseph Rosio
                                                                 President & CEO

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     The  following   discussion   should  be  read  in  conjunction   with  the
consolidated financial statements and notes thereto.


RESULTS OF OPERATIONS

   Year Ended on December 31, 1996 Compared to Year Ended on December 31, 1995

     Revenues decreased approximately $1,379,078 or approximately 15.8% in 1996 compared to 1995. Electronic equipment sales decreased $1,965,846 or 39.8%. Activation commissions decreased $398,083 or 10.5%. The Company attributes these decreases to the redirection of its operations and business away from acting principally as a distributor of consumer, home and office electronics products, to operating as a multi-faceted wireless telecommunications company. Due to the change in its operating focus, the Company, for the first time, had revenues from Paging and Two Way Radio of $984,851 in 1996. Cost of Paging and Two Way Radio sales was $445,808 in 1996.

     Cost of electronics equipment sales decreased $1,472,895 during 1996 compared to 1995. This decrease is attributed to the Company changing its operations. The gross profit margin however, decreased 8.8% from 11.6% in 1995 to 2.8% in 1996. The decrease of gross profit was due to the fact that the Company liquidated all of its electronic equipment, with the exception of cellular telephones.

     Cost activations decreased due to a decrease in sales in 1996 compared to 1995. The gross profit margin increased from 15.7% in 1995 to 16% in 1996. The higher gross profit margin is due to increased residuals paid by NYNEX and Bell Atlantic.

     Selling, general and administrative ("SGA") expenses increased approximately $4,923,149 in 1996 compared to 1995. The Company attributes this increase directly to meet the needs of the Company's growth and movement into the wireless telecommunications industry. SGA as a percentage of sales increased from 23.6% to approximately 95% due to an increase in administrative personnel to meet the Company's expansion and growth as a multifaceted wireless telecommunications Company and higher executive officer salaries, a one time charge of $1,437,500 pursuant to a financial public relations contract the Company entered into on September 4, 1996 and a one time charge of approximately $493,000 related to a bad debt. Interest expenses increased approximately $120,633 in 1996 compared to 1995 due to additional borrowings of the Company.

     The Company had operating loss before interest, amortization and income taxes and other expenses of $5,823,725, in 1996 compared to operating loss of $1,967,823 in 1995. Net loss in 1996 after interest ($206,060) and a non-cash expense of ($73,769) as a result of a settlement of potential litigation, was $6,031,090 compared to net loss of $2,268,959 in 1995. These losses resulted primarily from expenditures associated with the development and marketing of the Company's paging and two-way radio systems, and the Company's move to more suitable premises.


LIQUIDITY AND CAPITAL RESOURCES

     The operations of the Company's subsidiaries since inception in 1991 to date have been funded principally from cash flow from operations, capital investments and loans from officers, directors, principal stockholders and third parties. Although the officers and directors of the Company have provided the financial accommodations to the Company in the past, there can be no assurance that they will continue to do so in the future. In addition, the Company has a $100,000 revolving line of credit with a bank. This loan is personally guaranteed by the Company's President, cross corporate guaranteed by Free Trade Distributors, Inc. and secured by the Company's inventory. As of December 31, 1996, there was an outstanding balance under this loan of $95,000 with interest payable monthly at the rate of 1.5% per annum in excess of the bank's fluctuating prime lending rate. As of December 31, 1996, the interest rate was 10.5%. This loan became due and payable on April 18, 1996. On June 17, 1996 the bank extended the due date until April 17, 1997.

     As of December 31, 1995 the Company has loaned $550,000 to Threshold Communications, Inc. ("TCI"). TCI is a corporation engaged in the radio paging business. TCI has acquired a paging subscriber base, associated paging hardware and a paging carrier agreement with Skytel, a company that provides nationwide paging, voice messaging and related messaging services to subscribers and others. In addition, TCI owns a 900 megahertz FCC paging license in the Paging Service Area and holds a long-term lease for a paging transmission site. A principal stockholder of TCI is a stockholder of the Company.

     On March 22, 1996 TCI acquired all of the assets and assumed certain liabilities of General Communications and Electronics, Inc. ("GCE"). In connection therewith, the Company advanced an additional $175,000 to TCI and guaranteed certain obligations of TCI in the amount of $739,000. As a result of the transaction with GCE, TCI, in addition to a paging transmission site which it previously owned, became a paging reseller. TCI offers paging service primarily through various paging carriers in the New York metropolitan area. TCI offers national paging service through a sales and distribution agreement with Skytel. Under this agreement, TCI pursues regional and national accounts through its present dealer network in the Paging Service Area. As of the date hereof TCI has approximately a 9000 person subscriber base. TCI also has the necessary infrastructure to operate a paging operation, including but not limited to a full service technical shop and repair facility, engineering capability, marketing and sales force, billing and collection systems and ancillary product support capability for paging related products. The Company is currently negotiating the acquisition of TCI, however, there can be no assurance that the Company will be able to reach an agreement with TCI. If the Company does acquire TCI, it will utilize TCI's infrastructure in the operations of its own paging system. In connection with TCI's acquisition of GCE, the Company issued a $350,000 non-interest bearing note payable to a corporation owned by a shareholder of the Company. This shareholder is neither a control person, affiliate, officer, nor director of the Company. The balance of this loan was $265,121 at December 31, 1996.

     On June 28, 1996 the Company purchased 51% of the common stock of TCI and its majority owned subsidiary GTA for $725,000 in cash and $389,000 worth of its Common Stock (194,500 shares of the Company's Common Stock at $2.00 per share).

     On January 16, 1996 the Company consummated a Private Placement of 69,460 shares of its Common Stock $.05 par value at a price of $2.25 per share. The total offering resulted in gross proceeds of $156,2 85 of which $116,223 was advanced to the Company prior to December 31, 1995. Each subscriber, in addition to the shares received demand registrations rights which require the Company to file a Registration Statement upon request of 25% or more of the shares sold in the offering at anytime during the 18 month period commencing 30 days from the closing date.

     On February 29, 1996, the Company borrowed $134,000 from another unrelated corporation. Interest is payable to a rate of 10% in monthly installments of $1,117 per month. The loan becomes due on February 28, 1997. As additional consideration, the Company issued to the corporation 800,000 A Warrants with 90 day registration rights and "piggy back" registration rights. The balance of this loan was $109,711 as of December 31, 1996.

     At approximately the same time, the Company also experienced a cash shortfall and was unable to post the required deposit to be entitled to bid at the FCC auction. To assist the Company in obtaining financing to facilitate its bid, William S. Taylor, Les Winder, Brenda Taylor and Robert DePalo guaranteed loans by the Company in the sum of approximately $1,150,000 and posted certain cash collateral. In consideration for this loan and guarantee accommodation, and the posting of cash collateral, the board of directors authorized the purchase of 24 shares by such persons (six (6) shares each) of Personal Communications Network, Inc. ("PCN") sole class of authorized and issued common stock and the grant of 1,800,000 A Warrants. The purchase of the PCN stock and delivery of the A Warrants were subject to certain conditions relating to the grant of the PCS Licenses, and delivery of the FCC notes (the "FCC Notes") and related security agreements by the Company. As a result, the closing of these transactions has not been scheduled.

     On March 21, 1996, the Company entered into a letter of intent with an investment banking firm (the "Placement Agent") Pursuant to which the Company offered $6,000,000 principal amount of the Company's Subordinated Convertible Debentures (the "Debentures"). The Company sold an aggregate of $2,990,000 of the Debentures in two tranches, at which time the Company and the Placement Agent mutually agreed to terminate the offering. The principal amount of the Debentures was convertible into shares of the Company's Common Stock at the option of the holder, immediately upon issuance, at a price equivalent to 25% discount from the average high closing bid price for five days prior to the conversion or $1.50, whichever is less. The Debenture bears interest at the rate of 5% per annum payable on April 1 of each year commencing April 1, 1997. The Debentures are redeemable and callable for conversion under certain circumstances and are due April 1, 2002. The Company paid to the Placement Agent a placement fee equal to 10% of the gross proceeds, a 2% non-accountable expense allowance and 200,000 Warrants to purchase the Company's common stock at $2.25 per share. The Company intends to use the proceeds of this offering to increase its deposit in the PCS auction, to build out its paging system and for general working capital purposes. All $2,990,000 principal amount of the Debentures has been converted into an aggregate of 5,706,822 shares of the Company's Common Stock.

     On May 8, 1996, the Company won six PCS Licenses. The total winning bids amounted to $26,452,200, after the 25% discount provided to small business which the Company qualifies for, under the terms of the auction. The Company has deposited $2,645,220 with the FCC which equals 10% of the cost of the licenses.

     On September 17, 1996, the FCC officially awarded the six PCS Licenses to the Company. In connection therewith, the Company entered into six separate Installment Payment Plan Notes ("Plan Notes") with the FCC in the aggregate amount of $23,807,010. Interest only is due commencing December 31, 1996, with the first payment of $479,400.84 and subsequent payments in equal consecutive quarterly installments of $416,622.16 ($1,666,488.64 annually) until September 30, 2002. The interest payment due December 31, 1996 has not been paid. A default under this note shall occur if the maker remains delinquent for more than 90 days. Commencing December 31, 2002, the Company shall pay principal and interest in equal installments of $1,718,853.88 ($6,875,415.52 annually) until September 30, 2006 (the "Maturity Date"). The entire unpaid principal amount, together with accrued and unpaid interest on the Plan Notes and all remaining obligations thereunder, shall be due and payable on the Maturity Date.

     On September 20, 1996, the Company entered into a loan agreement with the Marrotta Group ("Marrotta"), pursuant to which the Company borrowed $500,000. This loan, which was obtained to provide the Company with the ability to meet its additional shortfalls on a further deposit with the FCC, was arranged by Robert DePalo, a director, pursuant to a personal and business relationship with the Marrotta Group, and one or more of its principal shareholders. The loan bears interest at the rate of 10% per annum, and becomes due and payable on or before June 20, 1997; however, the Company may request an automatic three (3) month extension on the due date. As additional consideration for making the loan, the Company agreed to issue to Marrotta 200,000 shares of the Company's Common Stock, and 400,000 A Warrants, with demand and piggyback registration rights.

     On October 9, 1996, the Company entered into a loan with Robert DePalo, a director of the Company, pursuant to which the Company borrowed $180,000. This loan bears interest at the rate of 10% per annum. The loan is due upon three days written demand. The Company used the proceeds of this loan for general corporate purposes.

     On October 21, 1996 the Company entered into a loan agreement with Strategic Marketing Int'l Inc. ("Strategic"), pursuant to which the Company borrowed $200,000. This loan bears interest at the rate of 10% per annum, and becomes due and payable on October 21, 1997. As additional consideration for making the loan, the Company agreed to issue to Strategic 80,000 shares of the Company's Common Stock and 160,000 A Warrants, with demand and piggy back registration rights. The Company used the proceeds of the loan for general corporate purposes.

     On May 22, 1996 the Company sold an aggregate of 500,000 shares of its Common Stock for $625,000 or $1.25 per share to three unrelated parties. On May 22, 1996 the Company's Common Stock was trading at $2.00. The Company sold the stock at a discount to market due to the fact the stock was restricted, and the large quantity of shares made the stock relatively illiquid in comparison to the Company's average daily volume prior to May 22, 1996. The Company received net proceeds from this sale of $543,750. The Company utilized the proceeds generated by this issuance of stock for general working capital purposes.

     In December, 1996 the Company offered for sale a maximum of 2,200,000, subsequently increased to 3,300,000, and a minimum 700,000 units (the "Units"), at a price of $1.50 per Unit subsequently decreased to $1.00 per Unit. Each Unit consists of one share of the Company's Common Stock, and one and one-half (1.5) A Warrants, entitling the purchaser, as holder of each A Warrant to purchase one share of Common Stock, at $5.00 per share, subsequently reduced to $2.25 per share, at any time prior to May 12, 1999, subject to prior redemption by the Company. As of May 1997 the Company has received subscription for approximately 2,300,000 Units.

     The Company will offer and sell the Units through selling arrangements between the Company and participating registered NASD Broker-Dealers and, where permitted by law, through offeree representatives and others, in connection with sales of Units solicited by them (collectively, the "Placement Agents"). The Placement Agents will receive in the aggregate a selling commission of up to ten (10%) percent of the aggregate amount of the Unit offering, plus a 1% nonaccountable due diligence allowance, and an outright grant of 750,000 A Warrants (assuming the maximum offering is achieved featuring the same terms as the A Warrants included in the Units), which shall be allocated and distributed to the Placement Agents PRO RATA, based on the number and percentage of Units placed by such Placement Agent(s), and the aggregate amount of sale proceeds generated.

     Certain  disagreements  have arisen  between the Company and Bell  Atlantic
Nynex Mobile ("BANMC") (the Company's sole source of commission revenue) in connection with a debit card program promoted by BANMC. BANMC has asserted that the Company is indebted to it for $249,000 in monthly access fees and fraud charges. The dispute evolved around whether an inducement to obtain the Company's participation in this program and whether the Company is responsible for third-party mobile telephone cloning fraud. The Company asserted that there was no basis for charging back the Company for cloning fraud. Complicating the matter and the overall relationship was the fact that BANMC representatives have attempted to coerce the Company's capitulation with respect to the access fees and fraud charges, by holding back commission payments otherwise due, and insisting that these amounts be paid before there is any discussion with respect to the renewal of the Agency agreement. In May of 1997 as settlement in the above dispute the Company accepted $95,000, which approximated the amount of commission due from BANMC for commission and severed its relationship with BANMC. Shortly thereafter the Company replaced BANMC with another supplier of commission revenue.

     On  December  31,  1996,  the  Company  had  working   capital  deficit  of
approximately $2,841,840, as compared to a working capital deficit of approximately $1,724,852 at December 31, 1995. This decrease in the Company's working capital was primarily due to the Company's redirection in its operations and business away from acting as a distributor of electronics products, and due to large expenditures associated with the development and marketing of the Company's paging and two-way radio systems.

     The Company's financial statements for the year ended December 31, 1996 have been prepared on a going concern basis which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

     If cash flows from operations were assumed to be the same for 1996 as 1997 the Company would have an approximate cash shortfall of $830,000. The Company has taken steps to minimize this cash shortfall. In the first quarter of 1997 the Company became a fully functional paging carrier which should increase cash flows from operation by $500,000. The Company has severed its relationship with its sole source of 1996 commission revenue from cellular radio service contracts. The Company has replaced this source with two additional sources. The Company's profitability from these two additional sources of commission revenue is greater than it has had in the past. It is anticipated that this increased profitability will increase cash flows from operations by $150,000. After taking into account the above items the Company may still have an expected cash shortfall of $200,000 which would be funded by cutting certain overhead costs and if needed, loans to the Company by certain officers. Management recognizes that the Company must generate additional resources or consider modifying operations to enable it to continue operations with available resources. Management's plans include consideration of the sale of additional equity securities under appropriate market conditions, alliances with entities interested in and resources to support the Company's operation or other business transactions which would generate sufficient resources to assume continuation of the Company's operations.

     The Company has retained investment banking counsel to advise it on the possible sale of equity securities as well as to introduce and assist in the evaluation of potential merger and partnering opportunities. The Company also has retained independent consultants to assist it to identify other entities interested in its business. Management expects that these efforts will result in the introduction of other parties with interests and resources which may be compatible with that of the Company. However, no assurances can be given that the Company will be successful in raising additional capital or entering into a business alliance. Further, there can be no assurance, assuming the Company raises additional funds or enters into a business alliance, that the Company will achieve profitability or positive cash flow. If the Company is unable to obtain adequate additional financing or enter into such business alliance, management will be required to sharply curtail the Company's operations.


IMPACT OF INFLATION

     The Company is subject to normal inflationary trends and anticipates that any increased costs would be passed on to its customers.

                ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDING DECEMBER 31, 1996, AND 1995

                                  ------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

         Independent Auditor's Report..................................        7

         Consolidated Balance Sheets...................................        8

         Consolidated Statements of Changes in Stockholders'
         Equity(Deficit)...............................................       10

         Consolidated Statements of Operations.........................       11

         Consolidated Statements of Cash Flows.........................       12

         Notes to Consolidated Financial Statements....................       14

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders
Electronics Communications Corp.

     We have audited the accompanying consolidated balance sheets of Electronics Communications Corp. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Electronics Communications Corp. and subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 21 to the financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 21. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                                    STETZ, BELGIOVINE CPAS, P.C.

February 17, 1997
Montclair, NJ 07042


                                     ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES

                                                CONSOLIDATED BALANCE SHEETS


                                                                                        December 31,
                                                                                  ------------------------
                                                                                   1996              1995
                                                                                ----------        ----------
                                                          ASSETS
CURRENT ASSETS
  Cash ......................................................................   $   179,188       $    18,000
  Restricted Cash ...........................................................           --          1,100,000
  Accounts Receivable
    (Net of $574,910 and $80,987 Allowance for Doubtful Accounts
      at December 31, 1996 and 1995, respectively)...........................       676,797         2,204,789
  Inventories ...............................................................       187,953           476,796
  Bid Deposit ...............................................................           --          1,000,000
  Loan Receivable ...........................................................       114,560           550,000
  Prepaid Expenses ..........................................................        12,162            78,849
                                                                                -----------       -----------
          TOTAL CURRENT ASSETS ..............................................     1,170,660         5,428,434
                                                                                -----------       -----------
PROPERTY AND EQUIPMENT
  Property and Equipment ....................................................     2,754,910           335,858
  Accumulated Depreciation ..................................................      (634,314)          (75,544)
                                                                                -----------       -----------
          NET PROPERTY AND EQUIPMENT ........................................     2,120,596           260,314
                                                                                -----------       -----------
OTHER ASSETS
  PCS Licenses ..............................................................    19,473,392               --
  Prepaid Service Contract ..................................................     1,205,137               --
  Loan Origination Fees .....................................................       808,287               --
  Paging Carrier Agreement ..................................................       980,022               --
  Deferred Private Placement Costs ..........................................       237,243           225,787
  Deferred License Costs ....................................................       335,932           293,810
  Security Deposits and Other Assets ........................................       160,795            38,313
  Goodwill ..................................................................        66,202               --
  Deferred Registration Costs ...............................................        84,176               --
                                                                                -----------       -----------
          TOTAL OTHER ASSETS ................................................    23,351,186           557,910
                                                                                -----------       -----------
              TOTAL ASSETS ..................................................   $26,642,442       $ 6,246,658
                                                                                ===========       ===========

                 See Notes to Consolidated Financial Statements.



                                     ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES


                                                CONSOLIDATED BALANCE SHEETS


                                                                                        December 31,
                                                                                ----------------------------
                                                                                   1996              1995
                                                                                ----------        ----------

                                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts Payable ..........................................................   $ 1,956,329       $ 1,783,344
  Notes Payable-- Other .....................................................     1,081,538            28,000
  Notes Payable-- Bank ......................................................        95,000         1,225,000
  Notes Payable-- Stockholders ..............................................       181,677           252,007
  Current Portion of Obligations Under Capital Leases........................       234,885            50,244
  Current Portion of Long Term Debt..........................................         8,793               --
  Private Placement Advance .................................................       500,000           116,223
  Accrued Expenses ..........................................................       552,005           248,764
  Accrued Interest ..........................................................       493,401               --
  Customer Deposits .........................................................        24,009               --
                                                                                -----------       -----------
          TOTAL CURRENT LIABILITIES .........................................     5,127,637         3,703,582
                                                                                -----------       -----------
LONG TERM LIABILITIES
  Notes Payable .............................................................    16,348,771               --
  Long Term Debt ............................................................        43,971               --
  Obligations under Capital Leases ..........................................       745,639            78,801
                                                                                -----------       -----------
          TOTAL LONG TERM LIABILITIES .......................................    17,138,381            78,801
Minority Interest ...........................................................       415,474               --
STOCKHOLDERS' EQUITY
  Preferred Stock, par value $.01 per share, 8,000,000 authorized,
    4,000,000 Series B Non-Voting Convertible Shares
    issued outstanding at December 31, 1996 .................................        40,000               --
  Common Stock, par value $.05 per share, 40,000,000 authorized, issued and outstanding 12,189,174 and 3,003,697
    at December 31, 1996 and 1995, respectively..............................       609,460           150,186
  Additional Paid-In Capital ................................................    18,295,820         5,320,629
  Retained (Deficit) ........................................................    (8,978,629)       (2,947,539)
  Subscription Receivable ...................................................    (6,000,000)              --
  Notes Receivable Arising from Common Stock Purchase Warrants Sold..........        (5,701)          (59,001)
                                                                                -----------       -----------
          TOTAL STOCKHOLDERS' EQUITY ........................................     3,960,950         2,464,275
                                                                                -----------       -----------
              TOTAL LIABILITIES AND
                STOCKHOLDERS' EQUITY ........................................   $26,642,442       $ 6,246,658
                                                                                ===========       ===========

                 See Notes to Consolidated Financial Statements.


                                     ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES


                                CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY




                                                   Preferred Stock         Common Stock
                                                 ------------------     ---------------------     Additional
                                                 Shares     Amount      Shares       Amount         Capital
                                                 --------   -------     ---------    --------     ----------
Balance as of January 1, 1995................     240,000   $ 2,400     1,516,086    $ 75,804      $ 644,942
Payment of Loan for Purchase B Warrants......         --        --            --          --             --
Conversion of Preferred Shares ..............    (240,000)   (2,400)      240,000      12,000         (9,600)
Sale of Common Stock ........................         --        --      1,000,000      50,000      3,396,569
Sale of 2,000,000 "A" Warrants ..............         --        --            --          --         200,000
Sale of 300,000 "A" Warrants ................         --        --            --          --          26,100
Stock Issued in Connection with Advertising
  and Promotional Services...................         --        --        200,000      10,000      1,065,000
Replacement of Shares .......................         --        --         47,611       2,382         (2,382)
Net Loss ....................................         --        --            --          --             --
                                                ---------   -------    ----------    --------    -----------
Balance as of December 31, 1995..............         --        --      3,003,697     150,186      5,320,629
Payment of Loan for Purchase B Warrants......         --        --            --          --             --
Sale of Common Stock ........................         --        --         69,430       3,472        152,812
Issuance of Common Stock for Settlement
  of Potential Litigation....................         --        --         34,715       1,736         72,033
Warrants Issued In Connection With
  Loan Agreements............................         --        --            --          --         500,000
Sale of Common Stock ........................         --        --        500,000      25,000        506,250
Shares Issued in Connection with
  Marketing Agreement........................         --        --        100,000       5,000        182,500
Shares Issued in Connection with
  Consulting Agreement.......................         --        --      2,300,000     115,000      1,322,500
Shares Issued in Connection
  with Acquisition ..........................          --        --       194,500       9,725        379,275
Conversion of Debentures ....................          --        --     5,706,832     285,342      2,924,220
Sale of Preferred Stock .....................   4,000,000    40,000           --          --       5,960,000
Shares Issued in Connection With
  Debt Agreements............................         --        --        280,000      14,000        975,601
Net Loss ....................................         --        --            --          --             --
                                                ---------   -------    ----------    --------    -----------
Balance as of December 31, 1996..............   4,000,000   $40,000    12,189,174    $609,460    $18,295,820
                                                =========   =======    ==========    ========    ===========


                                                          Notes Receivable
                                                            Arising From
                                                 Retained   Common Stock
                                                  Paid-In     Earnings      Purchase     Subscription
                                                 (Deficit)     Warrant     Receivable        Total
                                                 ----------    --------    -----------    ----------
Balance as of January 1, 1995................    $ (318,580)  $ (99,000)           --      $ 305,566
Payment of Loan for Purchase B Warrants......           --       39,999            --         39,999
Conversion of Preferred Shares ..............           --          --             --            --
Sale of Common Stock ........................           --          --             --      3,446,569
Sale of 2,000,000 "A" Warrants ..............           --          --             --        200,000
Sale of 300,000 "A" Warrants ................           --          --             --         26,100
Stock Issued in Connection with Advertising
  and Promotional Services...................           --          --             --      1,075,000
Replacement of Shares .......................           --          --             --            --
Net Loss ....................................    (2,628,959)        --             --     (2,628,959)
                                                -----------    --------    -----------   -----------
Balance as of December 31, 1995..............    (2,947,539)    (59,001)           --      2,464,275
Payment of Loan for Purchase B Warrants......           --       53,300            --         53,300
Sale of Common Stock ........................           --          --             --        156,284
Issuance of Common Stock for Settlement
  of Potential Litigation....................           --          --             --         73,769
Warrants Issued In Connection With
  Loan Agreements............................           --          --             --            --
Sale of Common Stock ........................           --          --             --        531,250
Shares Issued in Connection with
  Marketing Agreement........................           --          --             --        187,500
Shares Issued in Connection with
  Consulting Agreement.......................           --          --             --      1,437,500
Shares Issued in Connection
  with Acquisition ..........................           --          --             --        389,000
Conversion of Debentures ....................           --          --             --      3,209,562
Sale of Preferred Stock .....................           --          --      (6,000,000)          --
Shares Issued in Connection With
  Debt Agreements............................           --          --             --        989,601
Net Loss ....................................    (6,031,090)        --             --     (6,031,090)
                                                -----------    --------    -----------   -----------
Balance as of December 31, 1996..............   $(8,978,629)   $ (5,701)   $(6,000,000)  $ 3,460,950
                                                ===========    ========    ===========   ===========


                 See Notes to Consolidated Financial Statements.


                                     ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES


                                           CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                   Year Ended December 31,
                                                                                ----------------------------
                                                                                   1996              1995
                                                                                ----------        ----------
SALES
  Electronics ...............................................................   $ 2,978,142       $ 4,943,988
  Commissions ...............................................................     3,394,444         3,792,527
  Paging & Two Way Radio ....................................................       984,851               --
                                                                                 ----------        ----------
          TOTAL SALES .......................................................     7,357,437         8,736,515
                                                                                 ----------        ----------
COST OF SALES
  Electronics ...............................................................     2,895,598         4,368,493
  Commissions ...............................................................     2,851,363         3,195,601
  Paging & Two Way Radio ....................................................       445,808               --
                                                                                 ----------        ----------
          TOTAL COST OF SALES ...............................................     6,192,769         7,564,094
                                                                                 ----------        ----------
          GROSS PROFIT ......................................................     1,164,668         1,172,421
                                                                                 ----------        ----------
EXPENSES
  Selling ...................................................................     2,092,053         1,103,963
  General and Administrative ................................................     4,896,340           961,281
  Advertising and Promotional Services ......................................           --          1,075,000
                                                                                 ----------        ----------
          TOTAL EXPENSES ....................................................     6,988,393         3,140,244
                                                                                 ----------        ----------
OPERATING LOSS BEFORE OTHER INCOME,
  OTHER EXPENSES AND INCOME TAXES............................................    (5,823,725)       (1,967,823)
  OTHER INCOME
    Minority Interest in Loss of Consolidated Subsidiaries...................        55,264               --
    Interest Income .........................................................        17,200            31,234
                                                                                 ----------        ----------
          TOTAL OTHER INCOME ................................................        72,464            31,234
OTHER EXPENSES
  Interest Expense ..........................................................       206,060            85,427
  Settlement of Potential Litigation ........................................        73,769               --
  Amortization of Bridge Financing Costs ....................................           --            606,943
                                                                                 ----------        ----------
          TOTAL OTHER EXPENSES ..............................................       279,829           692,370
                                                                                 ----------        ----------
NET LOSS BEFORE INCOME TAXES ................................................    (6,031,090)       (2,628,959)
  Income Taxes...............................................................            --                 --
                                                                                 ----------        ----------
NET LOSS.....................................................................   ($6,031,090)       (2,628,959)
                                                                                 ==========        ==========
LOSS PER COMMON SHARE .......................................................      ($ 1.13)          ($ 1.11)
                                                                                 ==========        ==========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING (NOTE 11)......................................................     5,337,876         2,368,809
                                                                                 ==========        ==========


                 See Notes to Consolidated Financial Statements.


                              ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES CONSOLIDATED

                                                 STATEMENTS OF CASH FLOWS


                                                                                   Year Ended December 31,
                                                                                ----------------------------
                                                                                   1996              1995
                                                                                ----------        ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss ..................................................................  $ (6,031,090)     $ (2,628,959)
  Adjustments to Reconcile Net Loss to Net Cash Used By Operations:
    Non-Cash Advertising and Promotional Services............................           --          1,075,000
    Issue of Common Stock For Marketing and Consulting Agreements............       187,500               --
    Depreciation and Amortization ...........................................     2,447,967           656,908
    Provision for Doubtful Accounts .........................................       493,923            50,790
    Non-Cash Settlement of Potential Litigation .............................        73,769               --
    Minority Interest In Loss ...............................................       (55,264)              --
    Changes in:
      Accounts Receivable ...................................................       759,366          (664,636)
      Inventories ...........................................................       217,613            67,659
      Prepayments ...........................................................        55,024           (40,556)
      Accounts Payable ......................................................      (119,657)           60,477
      Security Deposits .....................................................       (98,904)          (17,715)
      Accrued Expenses and Taxes Payable ....................................       303,241           140,256
      Accrued interest ......................................................        14,000               --
      Customer Deposits .....................................................        24,009               --
                                                                                 ----------        ----------
          TOTAL ADJUSTMENTS .................................................     4,302,587         1,328,183
                                                                                 ----------        ----------
NET CASH USED BY OPERATING ACTIVITIES........................................    (1,728,503)       (1,300,776)
                                                                                 ----------        ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Unrestriction of Cash .....................................................     1,100,000               --
  Bid Deposit ...............................................................           --         (1,000,000)
  Notes Receivable Arising from Common Stock Purchase Warrants...............        53,300            39,999
    Deferred Licenses Costs .................................................       (42,122)         (293,810)
    Deferred Private Placement Costs ........................................       (11,456)              --
    Deferred Registration Costs .............................................       (84,176)              --
    License Costs ...........................................................    (1,645,220)              --
    Additions to Property and Equipment .....................................      (726,140)          (88,021)
    Loan Receivable .........................................................        (8,000)         (550,000)
    Paging Carrier Agreement ................................................       725,580               --
    Payment for purchase of Threshold Communications, Inc.
      net of cash acquired...................................................      (158,511)              --
    Other Assets ............................................................           --              6,496
                                                                                 ----------        ----------
NET CASH USED BY INVESTING ACTIVITIES........................................      (796,745)       (1,885,336)
                                                                                 ----------        ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Payments of Shareholder Loans .............................................       (70,330)          187,616
  Proceeds of Other Loans ...................................................       703,538          (112,000)
  Payments of Bridge Loans ..................................................           --           (800,000)
  Payments of Bank Loans ....................................................    (1,130,000)        1,135,000
  Restriction of Cash .......................................................           --         (1,100,000)
  Deferred Private Placement Costs ..........................................           --           (225,787)
  Private Placement Advance .................................................       500,000           116,223
  Net Proceeds from Debentures ..............................................     2,234,376               --
  Principal Payments under Capital Lease Obligation .........................      (118,836)           (2,528)
  Principal Payments of Long Term Debt.......................................        (3,288)              --
  Sale of Common Stock ......................................................       570,976         3,869,385
                                                                                 ----------        ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES....................................     2,686,436         3,067,909
                                                                                 ----------        ----------
NET INCREASE (DECREASE) IN CASH .............................................       161,188          (118,203)
CASH, BEGINNING OF YEAR .....................................................        18,000           136,203
                                                                                 ----------        ----------
CASH, END OF YEAR ...........................................................    $  179,188        $   18,000
                                                                                 ==========        ==========


                              ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES CONSOLIDATED

                                           STATEMENTS OF CASH FLOWS (Continued)


                                                                                   Year Ended December 31,
                                                                                ----------------------------
                                                                                   1996              1995
                                                                                ----------        ----------
SUPPLEMENTAL DISCLOSURE FOR CASH FLOWS
  CASH PAID DURING THE YEAR FOR :
    Interest ................................................................     $ 206,060          $ 85,427

SUPPLEMENTAL SCHEDULE OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES
    Property Acquired Under Capital Leases ..................................       970,315           131,573
    Issuance of Common Stock in Connection with Debt Agreements..............       271,500
    Issuance of Common Stock in Connection with
      Conversion of Debentures...............................................     2,234,676
    Fair Value of Debt Assumed in Connection with
      Acquisition of PCS Licenses ...........................................    16,176,673
    Fair Value of Assets Acquired ...........................................     1,114,000
    Less: Cash Acquired .....................................................        16,489
    Conversion of Loans Receivable to Equity in Subsidiary ..................       550,000
    Issuance of Common Stock ................................................       389,000

                 See Notes to Consolidated Financial Statements.

                ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 -- Summary of Significant Accounting Policies


   (A) Business Activity and Basis of Presentation

     During 1994, Electronics Communications Corp. (the "Company") changed its name from Genetic Breeding, Inc. to Internow Affiliates, Inc. and then to Electronics Communications Corp. Effective on January 1, 1994, the Company acquired Free Trade Distributors, Inc. (which engages in the wholesale distribution of cellular telephones and related accessories and electronic products) and Trade Zone Distributors, Inc. (which engages in the activation of cellular radio subscribers for commissions, both serving the New York Metropolitan Area) in a business combination accounted for as a reverse acquisition (the "Acquisition"). Accordingly, the historical financial statements of Free Trade Distributors, Inc. and Trade Zone Distributors, Inc. (the "Operating Entities" or "Acquirers") are included in the consolidated statements of operations for the periods prior to the Acquisition. The assets acquired and the liabilities assumed were recorded at cost. Historical Stockholders' Equity of the Operating Entities has been retroactively restated, as set forth in Note 2, in that the number of shares of common stock received in the Acquisition, after adjustment of the par value of the Company's and the Acquirers' common stock with an offset to additional paid-in capital. Retained Earnings (deficiency) of the Acquirers were carried forward.

     In 1995, the Company formed Electrocomm Wireless, Inc., a Delaware corporation as a subsidiary, to become a radio paging and two-way radio carrier in the New York Metropolitan Area and the State of New Jersey. On January 6, 1995, Electrocomm Wireless, Inc. entered into a one year contract to utilize the transmission facilities of an unaffiliated paging carrier to commence paging operations. The agreement required a non-refundable one-time connection fee of $20,000, a monthly per diem charge per radio paging customer and the Company's pro rata share of monthly access charges.
The contract expired in January and was not renewed.

     In July 1995, the Company formed Personal Communications Network, Inc. ("PCN"), a Delaware corporation, as a majority (90%) owned subsidiary to participate in the Federal Communications Commission auction for licenses to engage in personal communications services ("PCS"). The Company has posted a bid deposit of $1,000,000. On May 8, 1996 the Company obtained six PCS licenses for $26,452,200 entitling it to operate wireless PCS telephone systems covering nearly 1.5 million people in three states. Subsequent to year end, four (4) officers and directors of the Company acquired a 24% interest in "PCN".

     On  March  22,  1996,  Threshold  Communications,   Inc.  ("TCI")  acquired
substantially all of the assets and assumed certain liabilities of General Communications and Electronics, Inc. ("GCE"). TCI also acquired as part of this transaction 56 2/3% of the outstanding stock of General Towers of America, Inc. (which engages in the business of providing two way radio services in the New York Metropolitan Area). TCI and its subsidiary General Towers of America, Inc. ("GTA") are treated as subsidiaries of the Company.

     On June 28, 1996, the Company acquired 51% of Threshold Communications, Inc. (which engages in the business of providing radio paging services in the New York Metropolitan Area.)


   (B) Principles of Consolidation

     The consolidated financial statements include the accounts of Electronics Communications Corp., subsequent to the Acquisition, and its wholly-owned subsidiaries, Free Trade Distributors, Inc., Trade Zone Distributors, Inc. (Trade Zone Distributors , Inc. has a wholly owned subsidiary, Trade Zone Distributors, II, Inc. which is an inactive, non-operating entity), Electrocomm Wireless, Inc., and majority owned subsidiaries, Personal Communications Network, Inc., Threshold Communications, Inc. and General Towers of America, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.


   (C) Property and Equipment

     Property and equipment are recorded at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the respective assets (5 to 7 years). Depreciation expense charged to operations for the year ended December 31, 1996 and 1995 was $546,535 and $49,965, respectively.

                ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES

NOTE 1 -- Summary of Significant Accounting Policies (Continued)

   (D) Inventories

     Inventories are valued at the lower of cost or market, cost is determined using the first in, first out method.


   (E) Revenue Recognition

     It is the Company's policy to categorize revenue into either sales from electronic goods, commissions for fees earned on sales of cellular radio service contracts or sales from its radio paging and two way radio services. Sales from electronic goods includes, but is not limited to cellular phones and related accessories and other electronic automobile and office products. Revenue from the above mentioned products are recognized when they are shipped. Revenues from sales of electronic goods represented 40% and 57% of the Company's total revenue in 1996 and 1995. Commissions are inclusive of fees earned for the sale of cellular radio service contracts and residuals received on those contracts. Revenues and related commissions from the sale of the service contracts are recognized at the point of activation. Revenues from residuals are realized when approved by the cellular radio service supplier and are paid on customer usage for a maximum of three years. Commission revenue represented 46% and 43% of the Company's total revenue in 1996 and 1995. The Company establishes a reserve of 3.5% for charge-backs on customers that prematurely terminate cellular service. In addition to the commissions paid by the cellular radio supplier, the Company receives co-op fees. Co-op fees are reimbursements of expenditures that are approved by the cellular radio supplier for advertising and promotion in connection with the sale of cellular radio contracts. Revenues from radio paging and two way radio services are recognized in the beginning of the month for which they are invoiced and amounted to 13% of revenues in 1996.


   (F) Concentration of Credit Risk

     The Company maintains its major cash accounts in banks in the New York and New Jersey Area. The total cash deposits are insured by the Federal Deposit Insurance Corporation up to $100,000 per account.

     The Company currently receives all of its commission revenue from one major cellular radio carriers. Although there are a limited number of sources for this type of revenue, management believes that other sources could provide similar commissions on comparable terms. A change in carriers could cause a delay in activations and a loss of sales which would affect operating results adversely.


   (G) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.


   (H) Recent Pronouncements

     During 1996, the Company adopted the provisions of two Statements of Financial Accounting Standards ("SFAS") issued by the Financial Accounting Standards Board. SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that long-lived assets and certain identifiable intangibles be reviewed periodically for impairment. The adoption of SFAS 121 did not have a material effect on the financial statements.

     SFAS 123, "Accounting for Stock-Based Compensation" defines a fair value based method of measuring and recording compensation costs for employee stock compensation programs. The provisions of this FASB was used in valuing all stock-based compensation transactions.

                ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES

NOTE 1 -- Summary of Significant Accounting Policies (Continued)


   (I) Fair Value of Financial Instruments

     At December 31, 1996, the fair values of cash, cash equivalents, non-convertible short term debt and current portion of long-term debt, accounts payable, accrued interest, accrued salaries and other accrued liabilities approximated their carrying values because of the short-term nature of these instruments. The fair value and carrying amount of the Company's long term notes payable, as described in Note 7G, are deemed to be approximately equivalent as the note was issued based upon current interest rates.


NOTE 2 -- Acquisition, Recapitalization and Public Offering

     (A) As described in Note 1, the Company acquired all of the outstanding common stock of the Operating Entities. For accounting purposes the acquisition has been treated as a recapitalization of the Operating Entities with the Operating Entities as the Acquirers (reverse acquisition). As a result of this transaction, historical additional paid-in capital of the Operating Entities was retroactively reduced and common stock increased by $58,804 for the par value of the 1,176,086 shares of common stock received in the transaction. Prior to the acquisition, Free Trade Distributors, Inc. had 200 shares outstanding at $75 par value or $15,000 in common stock and $60,000 in additional paid-in capital. The recapitalization of these shares resulted in a transfer from common stock to additional paid-in capital of $15,000. In 1993, Trade Zone Distributors, Inc. was capitalized and issued 200 shares of $5 par value or $1,000 in common stock. The recapitalization of these shares resulted in a transfer from common stock to additional paid-in capital in the amount of $1,000. As a result of the reverse acquisition, additional paid-in capital was also reduced by $13,354 on January 1, 1994 (the effective date of the acquisition). This is reflective of the excess liabilities assumed over the assets by the Operating Entities. On January 1, 1994, the Company sold 340,000 shares of its common stock for $50,000. All references in the financial statements and notes thereto to the number of shares outstanding have been restated to reflect the 1 for 5 reverse common stock split described below. Additionally, On May 25, 1995, 47,611 shares were issued to a shareholder who did not receive the proper allocation when the company had its reverse common split in Note 2B.

     (B) On May 12, 1995 the Company successfully completed a public offering (the "Offering"). The Company sold 1,000,000 shares of Common Stock and 2,000,000 Common Stock Purchase Warrants at an initial offering price of $5.00 per share and $.10 per Warrant. In order to complete this transaction the Board approved a 1 for 5 reverse common stock split, in order to reduce the authorized Common Stock from 42,000,000 shares to 8,400,000 shares and increase the par value of the shares from $.01 to $.05. The Company also registered 1,000,000 shares of common stock owned by certain officers, directors and stockholders. In addition, the Company granted the Underwriter an option to purchase up to 100,000 shares of Common Stock and 200,000 Common Stock Purchase Warrants. On September 12, 1995 the Underwriter exercised the over-allotment option to purchase an additional 300,000 warrants. All references in the financial statements to average number of shares outstanding, per share amounts and stock option plan data have been restated to reflect the reverse common stock split.

     (C) On  January  16,  1996 the  Company  consummated  a  Private  Placement
Offering of 69,430 shares of the Company's $.05 par value common stock at a price of $2.25 per share. The total offering resulted in gross proceeds of $156,285 of which $116,223 was advanced to the Company prior to December 31, 1995. Each subscriber, in addition to the shares, received demand registration rights, which require the Company to file a Registration Statement upon request of 25% or more of the shares sold in the offering at anytime during the 18 month period commencing 30 days from the closing date. In March 1996, the subscribers demanded that the Company file a Registration Statement covering their shares. The Company at that time was unable to comply with the request. In order to avoid a potential litigation for failing to file a Registration Statement on a timely basis, the Company issued a aggregate of 34,715 additional shares to the subscribers. The additional cost of these shares issued were treated as an increase of additional paid-in capital and expensed as a settlement of potential litigation.

     (D) On March 21, 1996, the Company entered into a letter of intent with an investment banking firm (the "Placement Agent"), pursuant to which the Company will offer $6,000,000 principal amount of the Company's Subordinated Convertible Debentures (the "Debenture"). The principle amount of the Debentures shall be convertible into shares of the Company's common stock at the option of the holder, immediately upon issuance, at a price

                ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES

NOTE 2 -- Acquisition, Recapitalization and Public Offering (Continued)


equivalent to 25% discount from the average high closing bid price for five days prior to the conversion or $1.50, whichever is less. The Debenture bears interest at the rate of 5% per annum payable on April 1 of each year commencing April 1, 1997. The Debentures are redeemable and callable for conversion under certain circumstances and are due April 1, 2002. The Company has advanced to the Placement Agent a placement fee equal to 10% of the gross proceeds, a 2% non-accountable expense allowance and to issue 200,000 Warrants to purchase the Company's common stock at $2.25 per share. The Company intends to use the proceeds of this offering to increase its deposit in the PCS auction, build out its paging system and general working capital purposes. As of December 31, 1996 $2,990,000 was converted into 5,706,832 shares of Common Stock in accordance with the Debenture.

     The Company has recognized 975,520 in loan organization fees with regard to the above mentioned debenture agreement. The loan organization fees were recognized because the subordinated debentures were convertible to common stock at a discount to market. The measurement date for determining these fees was the date the convertible securities were issued, and will be amortized over the life of the loan (five years). As of December 31, 1996 the Company had amortized $975,520 of these fees due the conversion all of the debentures.

     (E) On April 8, 1996, the Company entered into a contractual agreement with a public relations and direct marketing firm for the intention of making its name and business better known to shareholders, investors and brokerage houses. The agreement is for a period of four months. The Company issued 100,000 shares of its Common Stock and expensed $187,500 for marketing cost.

     (F) On May 22, 1996, the Company completed a private placement of 500,000 shares of unregistered Common Stock for $625,000 ($1.25 per share). These shares were sold at $.75 (37.5%) discount to the market price of the Company's Common Stock on such date. This transaction was negotiated at arms length with the investors. The primary reasons why the discount was so large, was based on the aggregate amount of the shares relative to the total number of shares outstanding, the limited liquidity in the Company's Common Stock at such time, and the fact that the Common Stock was unregistered. Management determined that it was in the best interest of the Company to sell such shares, because the Company required large capital infusions to make the payments to the FCC for the six PCS licenses the Company obtained on May 8, 1996. The Company paid $93,750 in associated placement fees and legal costs and issued 30,000 A warrants (2.25 exercise price) as additional consideration.

     (G) On June 28, 1996, the Company purchased 51% of the common stock of TCI and its majority owned subsidiary GTA for $725,000 in cash and $389,000 of its common stock (194,500 shares at $2.00 per share).

     The following unaudited pro forma combined results of operations for the year ended December 31, 1996 and 1995 accounts for the acquisition described above in Note 2G as if it had occurred on the beginning of the periods presented.


               Unaudited Pro Forma Combined Results of Operations

                                        Year Ended         Year Ended
                                    December 31, 1996  December 31, 1995
                                      -------------      -------------
Sales...............................   $8,492,801         $11,148,223
Net Loss ...........................  ($5,815,046)        ($2,630,059)
Net Loss Per Common Share ..........       ($1.09)             ($1.11)

     (H) On September 4, 1996, the Company entered into a Client Service Agreement with a public relations firm. Pursuant to the terms of the agreement, the firm was hired as a financial public relations consultant to promote the Company's business to the financial community. The term of the agreement is for two years. In consideration of the services to be performed by the firm, the Company issued 2,300,000 registered shares of the Company's common stock. The above transaction resulted in a non cash expense of $1,437,500 of which $1,205,137 was prepaid at December 31, 1996.

     (I) In October 1996, the Company issued 200,000 shares of common stock to a private lender as consideration for borrowing $500,000 (See Note 7H). In addition, the private lender was granted 400,000 ($2.25 exercise price)

                ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES

NOTE 2 -- Acquisition, Recapitalization and Public Offering (Continued)


Class A Warrants with "Piggy Back" rights. The shares and warrants were valued at $742,100 and are included as loan origination fees and being amortized over the term of the loan (one year).

     (J) In November 1996, the Company issued 80,000 shares of common stock to a private lender as consideration for borrowing $200,000 (See Note 7J). In addition, the private lender was granted 160,000 Class A Warrants ($2.25 exercise price) with "Piggy Back" registration rights. The shares and warrants were valued at $247,500 and are included as loan origination fees and being amortized over the term of the loan. (one year).

     (K) In December 1996, the Company by a private placement memorandum, is offering for sale a maximum of 2,200,000, subsequently increased to 3,300,000 and a minimum of 700,000 units at a price of $1.50 per unit, subsequently decreased to $1.00. Each unit consists of one (1) share of ECC common stock and one and one-half (1 1/2) Class A Warrants. The Class A Warrant entitles the purchaser to purchase one (1) additional share of common stock at $5.00 per share, subsequently reduced to $2.25 per share, at any time prior to May 12, 1999, subject to prior redemption by the Company. For additional details reference is made to the Private Placement Memorandum dated December 6, 1996. See also Note 21.


NOTE 3 -- Accounts Receivable

     Accounts Receivable consist of amounts due for sales of electronic goods, commissions due from major cellular radio suppliers and from sales of radio paging and two way radio service. Components of Accounts Receivable are $758,088 for the sale of electronic goods, $240,908 for commissions, and $252,711 for the sale of radio paging and two way radio service at December 31, 1996 and $1,503,303, $782,473 and $-0- at December 31, 1995, respectively.


NOTE 4 -- Other Assets

     (A) Deferred Private Placement Costs consists of certain legal, accounting, printing fees and other costs in connection with the private placement described in Note 2K. These costs, together with any additional costs incurred in connection with the placement will be recorded as a reduction of the proceeds to be received from the sale of the securities offered.

     (B) Deferred License Costs consists of various legal, consulting and registration fees in connection with obtaining paging licenses and two-way radio licenses. The licenses when put into service will be amortized over a fifteen year period.

     (C) The Paging Carrier Agreement consists of six paging licenses with various paging carriers. The cost of such agreements are being amortized over a fifteen year period.

     (D) The PCS licenses were awarded in a Federal Communications Commissions "C" Block Auction. The markets awarded the Company include Elmire-Corning, New
York;        Bangor/Lewiston-Auburn/Waterville-Augusta,        Maine;        and
Burlington/Rutland-Bennington, Vermont. The Vermont markets encompass virtually the whole state. The Maine markets cover a majority of the population and most of the state geographically. The licenses expire and are subject to renewal after ten (10) years.

     The Company's total winning bids amounted to $26,452,200, after the 25% discount provided to small businesses, which the Company qualifies for, under the terms of the auction. The Company deposited cash of $2,645,220. The remaining balance will be paid out over the next 10 years with 7% interest only during the first six years. Included on the license costs are capitalized interest in the amount of $479,401. The company has not begun PCS service. Upon inception of such services, the Company will amortize the licenses and related costs over a 10 year period.


NOTE 5 -- Loan Receivable

     On December 31, 1996 the loan receivable-other consists solely of a note due from one of the Company's consultants. This note is due December 31, 1997 and bears an interest rate of 8% payable on demand.

                ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES

NOTE 6 -- Bid Deposit

     The Company had  participated in a Federal  Communications  Commission (the
FCC) auction for Personal Communication Services licenses. The FCC required an advance payment in the amount of $1,000,000 which was fully refundable in the event the Company was not the highest bidder. On May 8, 1996 the Company obtained six PCS licenses entitling it to operate wireless PCS telephone systems covering nearly 1.5 million people in three states (See Note 4D). The bid deposit is included in PCS Licenses at December 31, 1996.


NOTE 7 -- Notes Payable

     Notes Payable consist of the following:

          (A) Notes Payable -- Other in the amount of $28,000 at December 31, 1995, and $5,000 at December 31, 1996 with interest at 10%, are payable on demand. Payment of the notes are personally guaranteed by certain officers and stockholders, and secured by a pledge of their personal property.

          (B) On April 18, 1995, the Company entered into a financing agreement with a bank in the amount of $100,000. This loan is personally guaranteed by the Company's President, cross corporate guaranteed by Free Trade Distributors, Inc. and secured by the Company's inventory. Interest is payable monthly at the rate of 1.5% per annum in excess of the bank's fluctuating prime lending rate. As of the date hereof, the interest rate was 10.5%. The loan became due and payable on April 18, 1996. At December 31, 1996 the balance on this loan was $95,000. This note was temporarily extended by the bank . On June 17, 1996 the bank extended the due date until April 17, 1997.

          (C) On October 6, 1995, the Company entered into a lending arrangement with a bank. In connection herewith, the Company could borrow up to $700,000 at an interest rate of 3/4% above the bank's base lending rate, payable on demand. At December 31, 1995, the interest rate was 9.5%. The Company deposited a $700,000 three month certificate of deposit with the bank as collateral for such loan. The Certificate earns a 5% interest. The loan is also secured by certain officers' personal guarantees, 245,000 shares of their stock and all the assets of the Company. On January 6, 1996 and then again on April 6, 1996 the bank extended the due date 90 days. The note was paid in 1996.

          (D) On December 22, 1995, the Company entered into a lending arrangement with a bank. In connection therewith, the Company borrowed $450,000 at an interest rate of 1% above the bank's base lending rate, payable in ninety days. At December 31, 1995, the interest rate was 9.75%. The Company deposited a $400,000 three month certificate of deposit with the bank as collateral for such loan. The Certificate earns a 5% interest. The loan is also secured by certain officers' and directors' personal guarantees and inventory. On March 22, 1996 the bank extended the due date 90 days. The note was paid in 1996.

          (E) On March 5, 1996, the Company entered into a financing arrangement with a corporation in the amount of $134,000. The principal is due on March 5, 1997, interest is payable at a rate of 10% in monthly installments of $1,117 per month. As additional consideration, the Company issued the corporation 800,000 "A" warrants($2.25 exercise price) with 90 day registration rights and "piggy back" registration rights with any other offering of the Company. As a result of this transaction the Company recognized $500,000 of Loan Origination Fees which are being amortized on the life of the loan (one year).

          (F) In connection with TCI's acquisition of GCE, the Company assumed a $350,000 non-interest bearing note payable to a corporation owned by a shareholder of the Company. The balance of this loan was $311,111 less an unamortized discount of $45,990 (discount based on imputed interest of 12%) for a net balance of $265,121 at December 31, 1996.

          (G) The Notes Payable -- FCC consist of six 7% 10 year notes aggregating $23,806,980. The notes are payable in quarterly installments of interest only for the first six years and principal plus interest thereafter. The notes are secured by the PCS licenses. The interest payment due December 31, 1996 has not been paid. A default under this note ("Event of Default") shall occur if the maker remains delinquent for more than 90 days.

                ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES

NOTE 7 -- Notes Payable(Continued)

          The fair value of the Company's Note Payable were estimated based on an estimated fair value risk-adjusted interest rate of 14%. This fair value risk-adjusted rate is based on rates obtained by other comparable wireless telecommunications companies for debt financing.

          (H) On September 20, 1996, the Company entered into a loan agreement with a private lender, pursuant to which the Company borrowed $500,000. The loan bears interest at the rate of 10% per annum. The loan becomes due and payable on or before June 20, 1997, however the Company may request an automatic three (3) month extension on the due date. The Company used the proceeds of this loan for general corporate purposes.

          (I) Purchase Money Notes Payable in monthly installments of $1,262 including interest at 13%. The last payment is due on August 1, 2001. This loan is collateralized by equipment with a book value of $44,842. The balance of this loan at December 31, 1996 was $52,764.

          (J) On October 21, 1996 the Company entered into a loan agreement with a private lender in the amount of $200,000. The loan is due in November 1997 with interest at 10% per annum. The loan is secured by all of the Company's current accounts receivable as well as all equipment and fixtures owned by the Company. See Notes 2J and 13.


NOTE 8 -- CAPITAL LEASE

     Capital Leases include $1,117,073 for equipment. Minimum future lease payments under capital leases as of December 31, 1996 for each of the next five years and in the aggregate are:

         1997................................................      $ 364,917
         1998................................................        349,959
         1999................................................        298,975
         2000................................................        203,982
         2001................................................         55,797
                                                                   ---------
         Total Minimum Lease Payments........................      1,273,630
         Less:  Amount Representing Interest.................       (293,106)
                                                                   ---------
         Present Value of Net Minimum Lease Payments.........        980,524
         Less: Current Maturities included in
          Current Liabilities................................       (234,885)
                                                                   ---------
         Long Term Obligations Under Capital Leases..........      $ 745,639
                                                                   =========

     The interest rates on the capitalized leases range from 10% to 29.17% and are imputed based on the lower of the Company's incremental borrowing rate at the inception of each lease or the lessors implicit rate of return.


NOTE 9 -- Notes Payable -- Stockholders

     Notes Payable -- Stockholders are unsecured and payable on demand with interest at rates from 7.5% to 10.65% per annum.


NOTE 10 -- Other Advertising, Promotional and Marketing Services

     (A) On July 21, 1995, the Company entered into an Advertising and Promotional Services Agreement, pursuant to which the Company agreed to issue 200,000 shares of its common stock, $.05 par value, in exchange for services provided to the Company. These services included analysis, advice, advertising and promotional ideas and marketing campaign in connection with the Company's development of its distribution of cellular products in South America. The Company issued the stock to the consultant on August 8, 1995 which resulted in a non-cash expense of $1,075,000 in the year ending December 31, 1995.

                ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES

NOTE 10 -- Other Advertising, Promotional and Marketing Services (Continued)

     (B) Various agreements described in Notes 2E and 2H were entered into during 1996. These transactions resulted in a non-cash expense of $1,625,000 in 1996.

     (C) On October 7, 1996 the Company entered into a consulting agreement. Pursuant to the agreement the consulting firm is to provide financial consulting and advisory services to the Company and its subsidiary PCN, including, without limitation, general advice with respect to financing, acquisition, joint venture or other corporate transactions. In consideration of the services to be rendered PCN is issuing to the consulting firm or its designees ten shares of its common stock representing an aggregate of 10% of the issued and outstanding shares of PCN.


NOTE 11 -- Loss Per Common Share

     The Company computes loss per common share by dividing the net loss by the weighted average number of common stock and dilutive equivalent shares outstanding, as retroactively adjusted to reflect shares issued for the business combination described in Note 1A and the 1 for 5 reverse common stock split described in Note 2A, and common stock equivalents outstanding during the period. The computation of fully diluted net loss per share was antidilutive in each of the periods presented; therefore, the amounts reported for primary and fully diluted loss are the same.


NOTE 12 -- Convertible Preferred Stock

     On July 23, 1996, the Board of Directors of the Company authorized the issuance of an aggregate of 4,000,000 shares of Series B Preferred Stock ("Preferred Stock") with liquidation preferences of $.01 per share. Each share of Preferred Stock is valued at $1.50 per share and convertible into 1.5 shares of the Company's Common Stock. These shares were purchased by three (3) year Promissory Notes ("Notes") bearing interest at the rate of 7% per annum. The interest shall accrue and not be payable until the securities are sold. The Notes shall be immediately extendible for additional one year terms. The Notes are non-recourse, but collateralized by the Pledge of the Preferred Stock. Each share of Preferred Stock is subject to a three year vesting period, whereby 1/3 was immediately vested, and the balance to be vested during the next two years as long as the aforementioned individuals remain as either an officer or director of the company.


NOTE 13 -- Warrants to Purchase Common Stock

     (A) The Company approved the sale to certain officers, directors and stockholders of 1,000,000 Common Stock Purchase B Warrants at a price of $.10 per Warrant, exercisable at $5.00 per share. On November 30, 1994, the Company issued 990,000 Common Stock Purchase B Warrants for $.10 per Warrant, payable by the Company accepting promissory notes bearing interest at 8% per annum due on the earlier of the exercise of the Warrants, or December 1, 1996. On January 20, 1995, the Company agreed to reduce the exercise price of 300,000 B Warrants from $5.00 to $2.50 and amended the exercise period of these 300,000 B Warrants so that they are not exercisable until February 1, 1996. On November 20, 1995 the board of directors authorized an amendment to the Warrant Agreement to provide for the consolidation of 690,000 B Warrants having the same economic terms as outstanding A Warrants and to permit the holders of such 690,000 B Warrants to hold A Warrants in registered form. At this the board of directors authorized the issuance of an additional 690,000 A Warrants to replace these 690,000 B Warrants.

     (B) During 1996, the company issued 560,000 shares of Class A Warrants in connection with obtaining financing from certain private lenders. The Warrants entitle the holder to purchase one share of common stock at a price of $2.25 and are exercisable through May 12, 1999.

     (C) On December 24, 1996 the board of directors authorized a reduction in the exercise price of the A warrants from $5.00 to $2.25

                ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES

NOTE 13 -- Warrants to Purchase Common Stock (Continued)


     (D) The Following is a summary of the warrant activity for each of the periods presented;

                                                                                            Weighted
                                                                             Number of       Average
                                                                              Shares     Exercise Price
                                                                             --------      ----------
         "A" Warrants
           Outstanding at January 1, 1995 ..............................       480,000       $2.25
           Sold in Offering (Note 2B) ..................................     2,300,000       $2.25
           Conversion from B Warrants to A Warrants (Note 13A)..........       690,000       $2.25
                                                                             ---------       -----
         Total outstanding at December 31, 1995 ........................     3,470,000       $2.25
                                                                             ---------       -----
         Issued to Private Lender (Note 7E) ............................       800,000       $2.25
         Commission on Debenture Agreement (Note 20) ...................     1,400,000       $2.25
         Issued to Private Lender (Note 7I) ............................       400,000       $2.25
         Issued to Private Lender (Note 7J) ............................       160,000       $2.25
         Issued as Commission to Underwriter (Note 2F) .................        30,000       $2.25
                                                                             ---------       -----
         Total Outstanding at December 31, 1996 ........................     6,260,000       $2.25
                                                                             =========       =====


NOTE 14 -- Income Taxes

     The Company adopted the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax basis of assets and liabilities at enacted tax rates in effect in the years in which the differences are expected to reverse. The Company has not recorded provisions for income taxes as it has consolidated net operating losses for income tax purposes.

     Deferred tax assets are comprised of the following:

                                                          December 31,
                                                  ----------------------------
                                                      1995            1996
                                                    ---------       ---------
         Net Operating Loss Carryforwards......    $1,051,583       $2,412,436
         Less: Valuation Allowance.............    (1,051,583)      (2,412,436)
                                                    ---------       ----------
         Net Deferred tax asset................             0                0
                                                    =========       ==========

     Net deferred tax assets of approximately $1,051,583 and $2,412,436 at December 31, 1994 and 1995, respectively, have been offset in full by a valuation allowance as the Company has continually generated net losses from its inception and is expected to continue to do so.


NOTE 15 -- Contingent Liabilities

     (A) On December 1, 1994, the Company entered into an employment agreement with the President of the Company for a term of five years with an option for an additional three one year terms. The agreement provides for annual compensation of $150,000 during the term of the employment agreement and entitles the President to certain fringe benefits, including automobile maintenance, disability insurance, medical benefits and life insurance coverage. The President has agreed that during the term of his agreement and for 12 months thereafter (unless the agreement is terminated without cause), he will be subject to non-competition provisions. Upon termination of employment without cause, the President will be entitled to a lump sum payment of $75,000 multiplied by the number of years of his employment by the Company.

     (B) The Company has engaged a management company, which is an affiliate of the Underwriter used in the Public Offering described in Note 2B, as the Company's management consultant, for a period of 15 months commencing December 14, 1994, at a fee of $75,000 (exclusive of out-of-pocket expenses), which was paid on May 12, 1995. In addition, the Company has agreed, subject to any required regulatory approvals, to pay the Representative

                ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES

NOTE 15 -- Contingent Liabilities (Continued)

a finder's fee, in the event that the Representative originates within five years following the Effective Date of the Offering a merger, acquisition, joint venture or other transaction to which the Company is party, in the amount equal to 5% of the first $4,000,000, 4% of the next $1,000,000, 3% of the next $1,000,000 and 2% of the excess, if any, over $6,000,000 of the consideration actually received by the Company in any such transaction.

     (C) On June 1, 1995, the Company entered into a consulting agreement with a corporation owned by four of the Company's legal representatives for non-legal services. In consideration for services performed by the consultant the Company agreed to pay $144,000 per year for five years payable in monthly installments of $12,000.

     (D) On May 17, 1995, the Company entered into an employment agreement with the Executive Vice President, which was amended on October 1, 1995. The term of the agreement is for five years with an option for additional one year terms. The agreement provides for annual compensation of $137,500 during the term of the employment agreement and entitles the Executive Vice President to certain fringe benefits, including automobile maintenance, disability insurance, medical benefits and life insurance coverage. The Executive Vice President has agreed that during the term of his agreement and for 6 months thereafter (unless the agreement is terminated without cause), he will be subject to non-competition provisions. Upon termination of employment without cause, the Executive Vice President will be entitled to a lump sum payment of $50,000 multiplied by the number of years of his employment by the Company.

     (E) Effective September 12, 1996, the Company entered into Employment Agreement with the Secretary of the Company. The form of the Agreement is for five years, at an annual salary of $75,000, plus a monthly car allowance of $750/month.


NOTE 16 -- Major Suppliers

     Free Trade Distributors, Inc. purchased 100% of its cellular telephones and related accessories from four major suppliers and Trade Zone Distributors, Inc. received 100% of its income from one cellular radio supplier.


NOTE 17 -- Operating Lease

     On May 15, 1996, the Company entered into a five year operating lease expiring May 31, 2001 for a 14,000 square foot warehouse and office facility. The Company has an option to renew the lease for a 5 year period at an adjusted annual rent.

     Minimum future rental payments under this non-cancelable operating lease for each of the remaining years are:

         1997.............................................       $110,888
         1998.............................................        110,888
         1999.............................................        110,888
         2000.............................................        110,888
         2001.............................................         46,203
                                                                 --------
         Total Minimum Future Rental Payments.............       $489,755
                                                                 ========

     In addition, the Company rents tower space at numerous locations under terms ranging from month to month to 5 years at a minimum annual rental of approximately $200,000. Rent expense for 1996 and 1995 was approximately $232,000 and $64,000 respectively.


NOTE 18 -- Amendment to Certificate of Incorporation

     On March 12, 1996, at a meeting of the Company's shareholders a majority of the Company's shareholders voted in favor of an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 8,400,000 to 40,000,000.

                ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES

NOTE 19 -- Stock Option Plan

     The Company's Board of Directors which adopted a Stock Option Plan (the "Plan") approved by stockholders, under which, options to purchase up to an aggregate of 500,000 shares of Common Stock are available for grants to officers, directors, consultants and key employees of the Company. The Plan provides for the grant of incentive stock options, non-qualified stock options and director's options. The Plan will terminate in 2004, unless sooner terminated by the Board of Directors. As a result of the reverse split the Board of Directors, with stockholders approval, increased the number of shares of Common Stock, after the effective date of the reverse split, which may be subject to options granted under the Plan from 100,000 to 300,000. On July 10, 1995 the Company issued 20,000 options to a director of the Company at a price of $3.80, 5,000 of these options were exercisable immediately, 5,000 on July 10, 1996, 5,000 on July 10, 1997 and 5,000 on July 10,1998 and expire on July 10,
2,000. The fair value of the stock was less than the option price therefore no compensation expense was recognized in 1995. On June 3, 1996, the Company issued an additional 60,000 options to certain directors of the Company at an exercise price of $1.80, 15,000 options were exercisable immediately. An additional 15,000 shares shall be exercisable on June 3, 1997, 1998, 1999. The options will expire if not previously exercised on or before June 3, 2001. No shares have been exercised under the Plan. The fair value assigned to the options was immaterial, therefore no compensation expense was recognized in 1996.

     The following is a summary of the Plan activity for each of the periods presented;

                                                                    Weighted
                                                                     Average
                                                     Number of      Exercise
                                                      Shares          Price
                                                      -------        ------
         Outstanding at January 1, 1995
           1995 Grant..............................    20,000         $3.80
                                                       ------         -----
         Total outstanding at December 31, 1995 ...    20,000         $3.80
                                                       ------         -----
         1996 Grant................................    60,000         $1.80
                                                       ------         -----
         Total Outstanding at December 31, 1996 ...    80,000         $2.30
                                                       ======         =====


NOTE 20 -- Pending Litigation

     (A) On March 4, 1996 the Company commenced an action entitled Electronics Communications Corp. as Plaintiff against Toshiba America Consumer Products, Inc. ("Toshiba") and Audiovox Corporation, as defendants, case number 96 Civ. 1565, pending in the United States District Court, for the Southern District of New York. The complaint asserts claims for antitrust, breach of contract, tortious interference with contract and tortious interference with prospective economic advantage and business relations. The complaint seeks damages in excess of $5,000,000 and treble damages of more than $16,000,000. This action was commenced because the Company expended significant moneys and resources including the issuance of 200,000 shares of the Company's Common Stock to a consultant in anticipation of South American cellular telephone program which the Company was to undertake exclusively on behalf of Toshiba based on certain reliance on Toshiba, and the withdrawal of Toshiba's commitment based on an unlawful conspiracy with Audiovox. Immediately prior to the commencement of the program, Toshiba discontinued manufacturing the line of cellular telephones that the program was designed to offer. This decision which the Company believes was coerced by Audiovox, has caused significant damages to the Company.

     The defendants, Toshiba and Audiovox, moved to dismiss a portion of the case, claiming that the Company had not pled a cognizable antitrust cause of action, and that the remaining claims should be dismissed for lack of supplemental jurisdiction, which could then be prosecuted in the state Courts. On August 12, 1996 the Court ruled in favor of the motion of defendants Toshiba and Audiovox and the cause was dismissed on such date. The Company appealed the Court's ruling, filing its Brief on Appeal on February 21, 1997. On March 12, 1997, Toshiba and Audiovox served their responsive brief, and oral argument before the United States Court of Appeals for the Second Circuit is scheduled for May 22, 1997.

                ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES

NOTE 20 -- Pending Litigation (Continued)

     (B) On or about March 11, 1997, the Company was served with a summons and complaint in an action entitled "Daily News, L.P. v. Free Trade a/k/a Free Trade Distributors, Inc. and Electronics Communications Corp.," pending in the United States District Court for the Southern District of New York. The Plaintiff, The Daily News, claims breach of a certain Advertising Contract, in that the Company's subsidiary failed to pay for certain advertising and failed to meet the minimum advertising expenditures set forth, resulting in the imposition of a "short rate." As a result, Plaintiff claims damages aggregating $156,284.87. The Company believes it has an excellent working relationship with The Daily News, and that this resulted from a misunderstanding between the respective principals of the parties, which remained unclarified due to the illness of an officer of the Company. Counsel for the Company and the Daily News have conferred, and have stipulated to extend the Company's time to answer or move with respect to the Complaint, so that the principals may confer.

     An additional claim has been asserted by a former supplier of the Company, claiming that the Company owes it approximately $400,000 for merchandise delivered. No formal action has commenced, although counsel have exchanged letters. Counsel for the Company has advised the potential claimant that the Company believes it has valid and compelling counterclaims which equal or exceed such party's claims for payment. No assurance can be given that a settlement will be achieved, or that litigation will not result.


NOTE 21 -- Business Plan and Liquidity

     The Company's financial statements for the year ended December 31, 1996 have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company has incurred net losses of $6,031,090, and $2,628,959 for the years ended December 31, 1996 and 1995. The Company has a working capital deficiency of $2,841,840 at December 31, 1996 and its cash used by operations in 1996 were $1,728,503. The Company also has debts due in 1997 of approximately $1,400,000. As of May of 1997 the Company has received subscriptions for approximately 2,500,000 units ($2,500,000 at 1$ a unit) of the private placement offering described in Note 2k. If cash flows from operations were assumed to be the same for 1996 as 1997 the company would have an approximate cash shortfall of $630,000. The Company has taken steps to minimize this cash shortfall. In the first quarter of 1997 the Company became a fully functional paging carrier which should increase cash flows from operation by $500,000. As described in Note 21 the Company has severed its relationship with its sole source of 1996 cellular revenues. The Company has replaced this source with two additional sources, one relating to solicitations and the other to PCS activations. The Company's profitability, on a transactional basis, from these two additional sources of commission revenue is greater than it has had in the past. It is anticipated that this increased profitability will increase cash flows from operations by $150,000. If, after taking into account the above items, the Company were to still have a cash shortfall it would be funded by cutting certain overhead costs and if need by loans to the Company by certain officers.

     In addition to the above steps , management recognizes that the Company must generate additional resources or consider modifying operations to enable it to continue operations with available resources. Management's plans also include consideration of the sale of additional equity securities under appropriate market conditions, alliances with entities interested in and resources to support the Company's operation or other business transactions which would
generate   sufficient   resources  to  assume   continuation  of  the  Company's
operations.

     The Company has retained investment banking firm to advise it on the possible sale of equity securities as well as to introduce and assist in the evaluation of potential merger and partnering opportunities. The Company also has retained independent consultants to assist it to identify other entities interested in its business. Management expects that these efforts will result in the introduction of other parties with interests and resources which may be compatible with that of the Company. However, no assurances can be given that the Company will be successful in raising additional capital or entering into a business alliance. Further, there can be no assurance, assuming the Company raises additional funds or enters into a business alliance, that the Company will achieve profitability or positive cash flow. If the Company is unable to obtain adequate additional financing or enter into such business alliance, management will be required to sharply curtail the Company's operations.

                ELECTRONICS COMMUNICATIONS CORP. AND SUBSIDIARIES

NOTE 22 -- Subsequent Events

     The Company has consummated a "Settlement & Separation Agreement" severing its agency relationships with NYNEX Mobile Communications, Inc. ("NYNEX") and Bell Atlantic Mobile Communications, Inc, ("Bell Atlantic") with respect to the solicitation of cellular activations. This was the Company's largest source of commission and other income over the past twelve months. As part of this arrangement, the Company agreed to settle its claims for commissions due for the fixed sum of $95,000, net of NYNEX's and Bell Atlantic's agreement to waive certain payables by the Company. In addition, as part of the Settlement and Separation Agreement, Bell Atlantic and NYNEX have agreed to release the Company from the restrictions of certain solicitation and non-competition provisions contained in the Company's Agency Agreements with NYNEX and Bell Atlantic, respectively, which provisions would have precluded the Company from soliciting prior customers and from engaging in solicitations of activations for Personal Communications Services ("PCS") in the New York Metropolitan Area. The Company continues to believe that PCS is the future to wireless communications. The Company has already entered into various preliminary agreements with respect to soliciting activations for PCS, and cellular activations on behalf of OmniPoint and AT&T (directly or through various agents) in the New York Metropolitan Area. By virtue of these arrangements, the Company believes that in the next several months it will be able to replace most or all of its prior commission income derived from its NYNEX and Bell Atlantic Agency Agreements. During this period, the Company will continue to experience cash flow shortfalls. Neither of the Omnipoint, nor the indirect AT&T arrangements, preclude the Company from other PCS activities, including activation solicitations for others. Accordingly, the Company will continue its efforts to build out and operate its own PCS system, pursuant to its recently acquired FCC PCS Licenses, and to operate and expand its proprietary paging system, in which capacities the Company acts, or will act, as an FCC licensed carrier.

     In December 1996, the Company by a private placement memorandum, is offering for sale a maximum of 2,200,000 and a minimum of 700,000 units at a price of $1.50 per unit. Each unit consists of one (1) share of ECC common stock and one and one-half (11/2 Class A Warrants. The Class A Warrant entitles the purchaser to purchase one (1) additional share of common stock at $5.00 per share, subsequently reduced to $2.25 per share, at any time prior to May 12, 1999, subject to prior redemption by the Company. For additional details reference is made to the Private Placement Memorandum dated December 6, 1996. The Placement agents will receive, in the aggregate, a selling commission of up to ten (10%) percent of the aggregate amount of the Unit offering, plus a 1% non-accountable due diligence allowance, and an outright grant of 750,000 A
Warrants (assuming the Maximum offering price is achieved, featuring the same terms as the A Warrants included in the Units), which shall be allocated and distributed to the Placement Agents pro rata, based on the number and percentage of Units placed by such Placement Agent(s), and the aggregate amount of sale proceeds generated. This grant of the warrants will be included in the underwriting commission and deducted from the proceeds of the offering.

     Subscriptions for 1,408,000 units have been received as of April 15, 1997. The Company has determined to reduce the per unit offering price to Investors from $1.50 to $1.00 per unit. The Company will maintain the maximum offering proceeds as $3,300,000. Assuming that the maximum Offering is achieved, a total of 3,300,000 Units will be sold rather than 2,200,000 Units. The offering had been extended to May 31, 1997, but may be terminated sooner in the discretion of management. As of April 28, 1997 the Company has closed on $2,150,000 in aggregate subscriptions, leaving approximately $1,150,000 remaining for sale.


NOTE 23 -- Correction of an Error

     The accompanying financial statements have been restated to give effect to various adjustments arising from the issuance of the convertible debentures described in Note 2d and the loan agreement in Note 7(E) (H) (I). The effect of the restatement was to decrease Net Income for the year ended December 31, 1996 by $367,036 ($.07 per share), decrease other assets by $5,324,321.40, decrease long term liability by $7,630,307, and increase stockholder equity by $1,826,585.

MARKET INFORMATION

     The Company's Common Stock is traded on The Nasdaq Stock Market, Inc. under the symbol "ELCC". The following table sets forth the range of high and low closing bid prices for the Common Stock on the NASDAQ Small Cap Market for the periods indicated as derived from reports furnished by the National Quotation Bureau. All such prices have been adjusted to give effect to the one-for-twelve reverse stock split effected on July 31, 1997. Prices for periods prior to the split have been computed by multiplying the actual bid price by twelve. No assurances can be given that the actual bid prices for the Common Stock would have approximated the prices set forth in the table for periods prior to July 31, 1997 if the one-for-twelve reverse stock split had been in effect during such prior period. Furthermore, the prices in the table represent prices between dealers, do not include mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

                                               Closing Bid Price
                                              ------------------
         Calendar Year                        High            Low
         ----------                          ------         ------
         1996
           First quarter.................    $27.75*        $22.50*
           Second quarter................     30.75*         18.00*
           Third quarter.................     23.25*          6.375*
           Fourth quarter................     27.00*         15.375*

         1997
           First quarter.................    $22.50*        $15.375*
           Second quarter................     18.375*         4.875*
           July 1-30.....................      5.25*          3.75*
           July 31-- September 30........      3.00           1.625
           Fourth quarter................      2.9375         1.375

----------
* As Adjusted

     On April 17, 1998, there were 489 record holders of the Common Stock. In view of the fact that a large number of shares are in nominee name, the Company believes that the number of beneficial owners is substantially greater.

     The Company has not paid dividends on its Common Stock in the past and anticipated capital requirements make it unlikely that it will pay dividends on the Common Stock in the foreseeable future.

Officers
--------

Joseph A. Rosio
Chairman of The Board,
President & CEO

Christopher J. Garcia
Secretary, Treasurer, CFO
& Director


Directors
---------

Joseph A. Rosio

Christopher J. Garcia

John P. Cassella
National Service Director
Wiltel Telecommunications, LLC
Rocky Hill, CT
Manufacturer and Provider of
Telecommunications Products
and Services

Mal Gurian
Chairman of The Board,
Authentix Networks, Inc.
Tuscon, AZ
Provider of Subscriber
Authentication for Cellular
Telephone Carriers


Legal Counsel
-------------

Tolins & Lowenfels
A Professional Corporation
12 East 49th Street
New York, New York 10017


Auditors
--------

Wiss & Co., LLP
354 Eisenhower Parkway
Livingston, NJ 07039


Common Stock
------------

Nasdaq Symbol "ELCC"


A copy of the Company's annual report on Form 10-K for the year ended December 31, 1996 may be obtained by addressing a written request to Electronics Communications Corp, Shareholder Relations, 425 Broad Hollow Road, Melville, NY 11747.

[LOGO]ECC
      ELECTRONICS COMMUNICATIONS CORP.

      425 Broad Hollow Road
     Melville, New York 11747
    Telephone: (516) 501-0466